                                  EXHIBIT 4.4

          Shepard Poorman Communications Corporation Stock Bonus Plan

                                SHEPARD POORMAN
                           COMMUNICATIONS CORPORATION
                               STOCK BONUS PLAN

                               Table of Contents

                                                                                                                                Page
                                                                                                                                ----
ARTICLE I                    GENERAL PROVISIONS...............................................................................    1
                             Section 1.01.    Designation and Purpose.........................................................    1
                                              -----------------------
                             Section 1.02.    Trust Agreement.................................................................    1
                                              ---------------

ARTICLE II                   DEFINITIONS......................................................................................    1
                             Section 2.01.    Terms Defined...................................................................    1
                                              -------------
                             Section 2.02.    Rules of Construction...........................................................   10
                                              ---------------------

ARTICLE III                  ELIGIBILITY AND PARTICIPATION....................................................................   11
                             Section 3.01.    Date of Participation...........................................................   11
                                              ---------------------
                             Section 3.02.    Notification of Eligibility.....................................................   11
                                              ---------------------------
                             Section 3.03.    Completion of Forms by Participants and Beneficiaries...........................   11
                                              -----------------------------------------------------
                             Section 3.04.    Cessation of Participation......................................................   11
                                              --------------------------

ARTICLE IV                   CONTRIBUTIONS....................................................................................   11
                             Section 4.01.    Trust Assets....................................................................   11
                                              ------------
                             Section 4.02.    Salary Reduction Contributions..................................................   12
                                              ------------------------------
                             Section 4.03.    Limitation on Salary Reduction Contributions....................................   12
                                              --------------------------------------------
                             Section 4.04.    Matching Contributions..........................................................   14
                                              ----------------------
                             Section 4.05.    Limitation on Matching Contributions............................................   14
                                              ------------------------------------
                             Section 4.06.    Basic Contributions.............................................................   15
                                              -------------------
                             Section 4.07.    Bonus Contributions.............................................................   15
                                              -------------------
                             Section 4.08.    Rollover Contributions..........................................................   16
                                              ----------------------
                             Section 4.09.    Minimum Contribution Requirement................................................   16
                                              --------------------------------
                             Section 4.10.    Nondiversion and Exclusive Benefits.............................................   16
                                              -----------------------------------

ARTICLE V                    INVESTMENTS AND ACCOUNTS.........................................................................   16
                             Section 5.01.    Participants' Accounts..........................................................   16
                                              ----------------------
                             Section 5.02.    Investment of Salary Reduction Accounts and Rollover Accounts...................   17
                                              -------------------------------------------------------------
                             Section 5.03.    Investment of Matching Accounts, Basic Accounts and Bonus Accounts..............   17
                                              ------------------------------------------------------------------
                             Section 5.04.    Acquisition and Disposition of Company Stock....................................   17
                                              --------------------------------------------
                             Section 5.05.    Acquisition Loans...............................................................   18
                                              -----------------
                             Section 5.06.    Sale of Company Stock under Section 1042........................................   20
                                              ----------------------------------------

ARTICLE VI                   VALUATION AND ACCOUNTING.........................................................................   21
                             Section 6.01.    Valuation Dates.................................................................   21
                                              ---------------
                             Section 6.02.    Valuation Standards.............................................................   21
                                              -------------------
                             Section 6.03.    General Method of Determining Values of Participants' Accounts..................   22
                                              --------------------------------------------------------------
                             Section 6.04.    Allocation of Earnings..........................................................   22
                                              ----------------------

          Section 6.05.     Allocation of Dividends on Company Stock..........................................................  23
                            ----------------------------------------
          Section 6.06.     Leveraged Shares..................................................................................  23
                            ----------------
          Section 6.07.     Allocation of Leveraged Shares to Participants' Accounts..........................................  23
                            --------------------------------------------------------

ARTICLE VII       VESTING AND FORFEITURES.....................................................................................  24
          Section 7.01.     Nonforfeitability.................................................................................  24
                            -----------------
          Section 7.02.     Vesting of Accounts...............................................................................  24
                            -------------------
          Section 7.03.     Forfeitures.......................................................................................  25
                            -----------

ARTICLE VIII      BENEFITS....................................................................................................  26
          Section 8.01.     General...........................................................................................  26
                            -------
          Section 8.02.     Retirement Benefits...............................................................................  26
                            -------------------
          Section 8.03.     Disability Benefits...............................................................................  26
                            -------------------
          Section 8.04.     Termination Benefits..............................................................................  27
                            --------------------
          Section 8.05.     Death Benefits....................................................................................  28
                            --------------
          Section 8.06.     Beneficiaries.....................................................................................  28
                            -------------
          Section 8.07.     Permitted Withdrawals from Matching, Basic, Accounts Bonus and Rollover Accounts..................  29
                            --------------------------------------------------------------------------------
          Section 8.08.     Permitted Withdrawals from Salary Reduction Account...............................................  29
                            ---------------------------------------------------
          Section 8.09.     Loans to Participants.............................................................................  30
                            ---------------------
          Section 8.10.     Other Distribution Rules Imposed by Federal Law...................................................  31
                            -----------------------------------------------
          Section 8.11.     Diversification...................................................................................  33
                            ---------------
          Section 8.12.     Stock Rights and Protections......................................................................  33
                            ----------------------------
          Section 8.13.     Voting With Respect to Company Stock..............................................................  34
                            ------------------------------------
          Section 8.14.     Effect of Government Regulation on Payment of Benefits............................................  35
                            ------------------------------------------------------
          Section 8.15.     Inalienability of Benefits........................................................................  35
                            --------------------------
          Section 8.16.     Payments for Benefit of Incompetents..............................................................  35
                            ------------------------------------
          Section 8.17.     Distribution of Leveraged Shares..................................................................  35
                            --------------------------------
          Section 8.18.     Right of First Refusal............................................................................  35
                            ----------------------
          Section 8.19.     Direct Transfers..................................................................................  36
                            ----------------

ARTICLE IX        ADMINISTRATION..............................................................................................  36
          Section 9.01.     Administrator.....................................................................................  36
                            -------------
          Section 9.02.     Removal and Replacement of Committee Members......................................................  36
                            --------------------------------------------
          Section 9.03.     Disqualification and Resignation..................................................................  36
                            --------------------------------
          Section 9.04.     Chairman, Services, and Counsel...................................................................  36
                            -------------------------------
          Section 9.05.     Meetings..........................................................................................  36
                            --------
          Section 9.06.     Quorum............................................................................................  36
                            ------
          Section 9.07.     Action Without Meeting............................................................................  36
                            ----------------------
          Section 9.08.     Notice to Trustee of Changes in Membership........................................................  37
                            ------------------------------------------
          Section 9.09.     Correction of Defects.............................................................................  37
                            ---------------------
          Section 9.10.     Reliance Upon Legal Counsel.......................................................................  37
                            ---------------------------
          Section 9.11.     Expenses..........................................................................................  37
                            --------
          Section 9.12.     Indemnification...................................................................................  37
                            ---------------
          Section 9.13.     Powers and Duties of Committee....................................................................  37
                            ------------------------------
          Section 9.14.     Matters Specifically Excluded from Jurisdiction...................................................  38
                            -----------------------------------------------
          Section 9.15.     Investment Manager................................................................................  38
                            ------------------

ARTICLE X         CLAIMS PROCEDURES...........................................................................................  39

          Section 10.01.    Presentation of Claims...........................................................................   39
                            ----------------------
          Section 10.02.    Denial of Claims.................................................................................   39
                            ----------------
          Section 10.03.    Claimant's Right to Appeal Denial of Claim.......................................................   39
                            ------------------------------------------

ARTICLE XI        LIMITATIONS ON RIGHTS OF EMPLOYEES AND OTHER PERSONS.......................................................   40
          Section 11.01.    In General.......................................................................................   40
                            ----------
          Section 11.02.    No Increase or Impairment of Other Rights........................................................   40
                            -----------------------------------------
          Section 11.03.    Trust Sole Source of Benefits....................................................................   40
                            -----------------------------
          Section 11.04.    Other Limitations of Liability...................................................................   40
                            ------------------------------

ARTICLE XII       PROVISIONS DESIGNED TO COMPLY WITH LIMITATIONS.............................................................   40
          Section 12.01.    Purpose and Construction of This Article.........................................................   40
                            ----------------------------------------
          Section 12.02.    General Statement of Limitation..................................................................   41
                            -------------------------------
          Section 12.03.    Special Limitation Pursuant to Code Section 415(e)...............................................   41
                            --------------------------------------------------
          Section 12.04.    Adjustments to Allocation of Contributions.......................................................   41
                            ------------------------------------------

ARTICLE XIII      AMENDMENT AND TERMINATION OF PLAN..........................................................................   41
          Section 13.01.    Amendments in General............................................................................   41
                            ---------------------
          Section 13.02.    Amendments Necessary to Bring Plan into Compliance with the Code and ERISA.......................   42
                            --------------------------------------------------------------------------
          Section 13.03.    Amendments to Vesting Provisions.................................................................   42
                            --------------------------------
          Section 13.04.    Termination of Plan..............................................................................   42
                            -------------------
          Section 13.05.    Effect of Termination on Trust...................................................................   43
                            ------------------------------
          Section 13.06.    Payment of Benefits Upon Termination.............................................................   43
                            ------------------------------------
          Section 13.07.    Post-Termination Powers of Trustee, Committee, Company, and Employer.............................   43
                            --------------------------------------------------------------------

ARTICLE XIV       PROVISIONS RELATING TO TOP-HEAVY PLAN......................................................................   43
          Section 14.01.    Construction of this Article.....................................................................   43
                            ----------------------------
          Section 14.02.    Top-Heavy Determination..........................................................................   43
                            -----------------------
          Section 14.03.    Special Rules Relating to Determination of Top-Heavy Status......................................   44
                            -----------------------------------------------------------

ARTICLE XV        MISCELLANEOUS PROVISIONS...................................................................................   45
          Section 15.01.    Merger, Consolidation, or Transfer of Assets or Liabilities......................................   45
                            -----------------------------------------------------------
          Section 15.02.    No Duplication of Benefits.......................................................................   45
                            --------------------------
          Section 15.03.    Named Fiduciaries................................................................................   45
                            -----------------
          Section 15.04.    Bonding..........................................................................................   45
                            -------
          Section 15.05.    Prohibition Against Receipt of Transfers From Certain Qualified Plans............................   45
                            ---------------------------------------------------------------------

ARTICLE XVI       OTHER EFFECTIVE DATES......................................................................................   45

                                     -iii-

                                SHEPARD POORMAN
                           COMMUNICATIONS CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN


                                    ARTICLE I
                               GENERAL PROVISIONS

     Section 1.01. Designation and Purpose.  This Plan is a continuation and
                   -----------------------
complete restatement of the Shepard Poorman Communications Corporation Employee Stock Ownership Plan, originally effective March 1, 1987. Except as otherwise specifically provided in the Plan, the effective date of this Plan, as restated, is March 1, 1992. The purposes of the Plan are to assist Employees of the Employer in the accumulation of funds for retirement and to enhance the interest of Employees in the efficient and successful operation of the Employer. The Plan consists of two portions. The portion of Plan assets invested in the Non-ESOP Funds is intended to qualify as a profit sharing plan under Code subsections 401(a), 401(k), and 501(a). The portion of Plan assets invested in the ESOP Funds is intended to qualify as a stock bonus plan and an employee stock ownership plan under the provisions of Code subsection 40 1 (a) and Code paragraph 4975(e)(7).

     Section 1.02. Trust Agreement. Effective as of the date of its execution,
                   ---------------
the Company entered into a Trust Agreement providing for a Trust to support and implement the operation of the Plan. The Trust Agreement, as amended from time to time, is part of this Plan.


                                  ARTICLE II
                                  DEFINITIONS

     Section 2.01. Terms Defined.  As used in the Plan, the following words and
                   -------------
phrases, when capitalized, have the following meanings except when used in a context that plainly requires a different meaning:

              (a) "Account" means the record of a Participant's interest in the Trust Assets.

              (b) "Acquisition Loan" means a loan to the Trust that is made or guaranteed by an Interested Party and is used to finance the purchase of Company Stock by the Trustee. Where the context requires, the term "Acquisition Loan" also refers to the agreement pursuant to which the Acquisition Loan is made.

              (c) "Active Participant" means a Participant who is an Eligible Employee.

              (d) "Aggregation Group" means a Required Aggregation Group or a Permissive Aggregation Group.

              (e) "Annual Addition" means, with respect to a Participant for a Plan Year, the sum of the contributions and forfeitures allocated to a Participant's Accounts for a Plan Year under the Plan and any other defined contribution plan of the Employer (other than rollover contributions); amounts allocated after March 31, 1984, to an individual medical account as defined in Code paragraph 415(l)(2) which is part of a pension or annuity plan maintained by the Employer; and amounts derived from contributions paid or accrued after March 31, 1984, which were attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee under a welfare benefit fund, as defined in Code subsection 419(e), maintained by the Employer, except that:

               (i) To the extent that Basic Contributions are used to repay an Acquisition Loan, the amount of the Basic Contributions and not the value of Leveraged Shares allocated to Participants' Accounts as a result of the repayment shall be considered Annual Additions.

               (ii) For Plan Years with respect to which not more than one-third of the Basic Contributions used to repay an Acquisition Loan are allocated to Highly Compensated Participants, forfeitures of Leveraged Shares and Basic Contributions used to make interest payments on Acquisition Loans shall not constitute Annual Additions.

          (f) "Basic Account" means a Participant's Account attributable to Basic Contributions.

          (g) "Basic Contribution" means a contribution made to the Plan by the Employer pursuant to Section 4.06.

          (h)  "Beneficiary" means the person or persons designated pursuant to
     Section 8.06 to receive benefits under the Plan after a Participant's death.

          (i)  "Board of Directors" means the Company's Board of Directors.

          (j) "Bonus Account" means a Participant's Account attributable to Bonus Contributions.

          (k) "Bonus Contribution" means a contribution made to the Plan by the Employer pursuant to Section 4.07.

          (l) "Break in Service" means a Plan Year during which an Employee completes 500 or fewer Hours of Service.

          (m) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and interpretive rules and regulations.

          (n) "Committee" means the Employee Benefits Committee established pursuant to Article IX.

          (o)  "Company" means Shepard Poorman Communications Corporation.

          (p)  "Company Stock" means stock described in one of the following
     Paragraphs:

               (i) common stock issued by the Company that is readily tradable on an established securities market;

              (ii) if there is no stock described in Paragraph (1), common stock issued by the Company having a combination of voting power and dividend rights equal to or in excess of (A) that class of common stock of the Company having the greatest voting power and (B) that class of common stock of the Company having the greatest dividend rights; or

              (iii) noncallable preferred stock that is convertible at any time into stock that meets the requirements of Paragraph (1) or
                    (2), whichever is applicable, if the conversion is at a conversion price that is reasonable as of the date the preferred stock is acquired by the Plan. For purposes of this Paragraph (3), preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion that satisfies the requirements of this Paragraph (3).

     For purposes of this Subsection, the term "Company" includes any corporation that is a member or a controlled group of corporations (within the meaning of Code Paragraph 469,(1)(4) of which the Company is a member.

          (q) "Company Stock Suspense Account" means the bookkeeping account to which Leveraged Shares are allocated before allocation to Participants' Accounts. A separate Company Stock Suspense Account shall be established with respect to each Acquisition Loan.

          (r) "Contribution Percentage" means, with respect to a specified group of Participants for a Plan Year, the average of the Contribution Ratios for the Participants in that group, calculated Lo the nearest one-hundredth of one percent.

          (s) "Contribution Ratio" means, with respect to a Participant for a Plan Year, the ratio of (1) to (2), calculated to the nearest one-hundredth of one percent, where (1) is the amount of (A) Matching Contributions and
     (2) is the Participant's Plan Compensation for the Plan Year.

          (t) "Deferral Percentage" means, with respect to a specified group of Participants, the average of the Deferral Ratios for the Participants in that group, calculated to the nearest one-hundredth of one percent.

          (u) "Deferral Ratio" means, with respect to a Participant for a Plan Year, the ratio of (1) to (2), calculated to the nearest one-hundredth of one percent, where (1) is the Salary Reduction Contributions paid to the Trust on behalf of the Participant and (2) is the Participant's Plan Compensation.

          (v) "Determination Date" means, for purposes of determining whether a Plan is a Top-Heavy Plan for any Plan Year, the last day of the preceding Plan Year; for the first Plan Year, the last day of the Plan Year.

          (w) "Disability" means a mental or physical inability of a Participant to perform his normal job, as evidenced by a certificate of a medical examiner certifying that the condition is likely to be permanent. The Committee shall have the right to have a Participant examined by a qualified physician of its own choosing. In the event of a conflict of opinion between the

     Participant's physician and the Committee's physician, the decision of the Committee's physician shall be conclusive and binding on all parties.

          (x)  "Effective Date" means March 1, 1987.

          (y) "Elective Deferrals" has the meaning given to that term by Code paragraph 402(g)(3).

          (z) "Eligible Employee" means any Employee who is not a member of a collective bargaining unit.

          (aa) "Employee" means any person employed by the Employer. For purposes of crediting service for eligibility to participate and vesting and, except as otherwise provided, for purposes of the rules set out in Articles XII and XIV, the term "Employee" includes a "leased employee;" provided, however, that an individual shall not become a Participant unless he is an Employee without regard to this sentence. For purposes of this Subsection, a "leased employee" is any person who performs services for another person, the "recipient," but who is not an employee of the recipient, if (1) the services are provided pursuant to an agreement between the recipient and any other person, (2) the person has performed services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (3) the services are of a type historically performed in the business field of the recipient by employees.

          (bb) "Employer" means the Company and any Related Employer that adopts the Plan. For purposes of crediting service for eligibility to participate and vesting, and, except as otherwise provided, for purposes of the rules set out in Articles XII and XIV, the term "Employer" includes any Related Employer.

          (cc) "Entry Date" means each March 1, June 1, September 1, and December 1.

          (dd) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and interpretive rules and regulations.

          (ee) "ESOP Funds" means the "leveraged fund" and the "non-leveraged fund" in which Matching Accounts, Basic Accounts and Bonus Accounts are invested. The leveraged fund means the ESOP Fund established to invest primarily in Leveraged Shares. The ESOP Funds and the Accounts invested in the ESOP Funds constitute the portion of the Plan intended to qualify as a stock bonus plan and employee stock ownership plan under the provisions of Code Subsection 401 (a) and Code paragraph 4975(e)(7).

          (ff) "Fund" means any of the ESOP Funds or Non-ESOP Funds in which Plan Accounts are invested.

          (gg) "Highly Compensated Participant" means a Participant who is a "highly compensated employee" within the meaning of Code subsection 414(q) and who is an "eligible employee" within the meaning of paragraph 1.401(k)- 1(g)(3) of the proposed federal income tax regulations.

          (hh) "Hour of Service" means each hour for which an Employee is entitled to credit under this Subsection.

               (i) An Employee is entitled to credit for each hour for which he is paid, or entitled to payment, for the performance of duties for the Employer. Subject to the provisions of Paragraph (6), an Hour of Service described in this Paragraph shall be credited to an Employee for the computation period in which the duties are performed.

               (ii) An Employee is entitled to credit for each hour for which he is paid, or entitled to payment, by the Employer on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; provided, however, that no Hours of Service shall be credited under this Paragraph if such payment is made or due solely to reimburse an Employee for medical or medically related expenses or solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws. Not more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not this period occurs in the single Plan Year) unless the Hours of Service are credited pursuant to Paragraph (4). Subject to the provisions of Paragraph (6), an Hour of Service credited to an Employee pursuant to this Paragraph shall be credited to the computation period or periods during which no duties are performed.

               (iii) An Employee is entitled to credit for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hour of Service shall not be credited under Paragraph (1) or Paragraph (2), as the case may be, and under this Paragraph. An flour of Service described in this Paragraph shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement, or payment is made.

               (iv) "Hours of Service" shall be credited for military leave for training or service, or both, with the Armed Forces of the United States under any form of law requiring military training or service, provided that the Employee applies for reemployment within 90 days after discharge or release
                      (A) from the Armed Forces or (B) from hospitalization continuing for not more than one year after discharge or release from the Armed Forces. An Employee shall be credited with 190 Hours of Service for each month of military leave

               (v) Solely for purposes of determining whether a Break in Service has occurred in a computation period after 1984 for eligibility and vesting purposes, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service that would otherwise have been credited to the individual but for the absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of the absence. For purposes of this Paragraph, an absence from work for maternity or paternity reasons means an absence (A) by reason of the pregnancy of the individual, (B) by reason of a birth of a child of the individual, (C) by reason of the placement of a child with the individual in connection with the adoption of the child by the individual, or (D) for purposes of caring for the child for a period beginning immediately following its birth or placement. The total number of hours treated as Hours of Service under this Paragraph by reason of any absence shall not exceed 501. The Hours of Service credited under this Paragraph shall be credited (A) to the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (B) in all other cases, to the following computation period. No Hours of Service shall be credited pursuant to this Paragraph unless the individual furnishes to the Committee such timely information as the Committee may reasonably require to establish (A) that the absence from work is for reasons referred to in this Paragraph and
                      (B) the number of days of the absence.

               (vi) All regulations promulgated by the U.S. Secretary of Labor or his delegate applicable to the computation and crediting of flours of Service under ERISA, including 29 C.F.R. (S) 2530.200b-2, are hereby incorporated as part of the Plan. The provisions of the Plan are intended to comply with the regulations and shall be construed and applied to effect compliance.

          (ii) "Interested Party" means a party in interest within the meaning of section 3(14) of ERISA.

          (jj) "Key Employee" means the following:

               (i) Any Employee or former Employee (including a Beneficiary of the Employee or former Employee) who at any time during the Plan Year or any of the 4 preceding Plan Years is included in a classification described in Paragraph (2), determined in accordance with the rules of Code paragraph
                      4160)(1).

               (ii)   The following are Key Employee classifications:

                      (A) an officer of the Employer having an annual Top-Heavy Compensation greater than 50% of the amount in effect under Code subparagraph 415(b)(1)(A) for the Plan Year;

                      (B) one of the 10 Employees having an annual Top-Heavy Compensation from the Employer of more than the limitation in effect under Code subparagraph 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section
                         318) the largest interests of the Employer;

                     (C) a person owning (or considered as owning within the
                         meaning of Code section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer, or

                     (D) a person who has an annual Top-Heavy Compensation from the Employer of more than $150,000 and who would be described in Paragraph (C) if I% were substituted for 5%.

          (kk) "Leveraged Shares" means shares of Company Stock purchased with an Acquisition Loan.

          (ll) "Matching Account" means a Participant's Account attributable to Matching Contributions.

          (mm) "Matching Contribution" means the contribution made to the Plan by the Employer pursuant to Section 4.04.

          (nn) "Non-ESOP Funds" means the fund or funds described in or established pursuant to Section 5.02 in which Salary Reduction Accounts and Rollover Accounts are invested. The Non-ESOP Funds and the Accounts invested in the Non-ESOP Funds constitute the portion of the Plan intended to qualify as a profit sharing plan under Code subsections 401(a), 401(k), and 501(a).

          (oo) "Non-Key Employee" means any Employee (including a Beneficiary of the Employee) who is not a Key Employee.

          (pp)  "Normal Retirement Age" means age 65.

          (qq) "Participant" means an Employee or former Employee who has satisfied the participation requirements of Section 3.01 and has not ceased to be a Participant pursuant to Section 3.04.

          (rr) "Permissive Aggregation Group" is any group of Retirement Plans selected by the Employer that includes those Retirement Plans in the Required Aggregation Group if the group meets the requirements of Code paragraph 401(a)(4) and Code section 41 0.

          (ss) "Plan" means this instrument, as amended from time to time, and the employee benefit plan so established.

          (tt) "Plan Compensation" means, with respect to an Employee for a Plan Year, the Employee's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer to the extent that amounts are includable in gross income, including commissions, bonuses, and overtime compensation, plus salary reduction contributions made on behalf of the Employee for the Plan Year; provided, however, that Plan Compensation shall not include any reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits. In no event shall a Participant's Plan Compensation for a Plan Year exceed $200,000, as adjusted to reflect increases in the limitation pursuant to Code paragraph 401(a)(17). In determining an Employee's Plan Compensation, the rules of Code paragraph 414(q)(6) shall apply, except that in applying those rules, the term "family" shall include only the Employee's Spouse and the Employee's lineal descendants who have not attained age 19 before the close of the Plan Year. If as a result of the application of the rules of Code paragraph 414(q)(6) the adjusted $200,000 limitation is exceeded, the limitation shall be prorated among the affected individuals in proportion to each individual's Plan Compensation as determined under this Section prior to the application of the limitation.

          (uu) "Plan Year" means the period beginning March 1 and ending on the last day of February.

          (vv) "Qualified Domestic Relations Order" means a qualified domestic relations order within the meaning of Code subsection 414(p).

          (ww) "Qualified Election Period" means the 6 consecutive year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

          (xx) "Qualified Nonelective Contribution" means a discretionary employee contribution made pursuant to Section 4.03.

          (yy) "Qualified Participant" means any Participant who has completed at least 10 years of participation in the Plan and has reached age 55.

          (zz) "Related Employer" means any employer that together with the Employer is under common control or a member of an affiliated service group, as determined under Code subsections 414(b), (c), (m), and (o). In determining whether an Employer is a member of a controlled group for purposes of Article XII, the rules of Code subsections 414(b) and W shall be applied as modified by Code subsection 415(h).

          (aaa) "Required Aggregation Group" is a group of Retirement Plans comprising:

                (i) each Retirement Plan of the Employer, including any terminated Retirement Plan, in which a Key Employee has been a Participant in the Plan Year containing the Determination Date or any of the 4 preceding Plan Years;

                (ii) each other Retirement Plan of the Employer that has enabled a Retirement Plan described in Paragraph (1) to meet the requirements or Code paragraph 401 (a)(4) or Code section 410 during the period described in Paragraph
                       (1).

          (bbb) "Retirement Plan" means a retirement program of the Employer intended to qualify under Code subsection 401 (a).

          (ccc) "Rollover Account" means a Participant's Account attributable to Rollover Contributions.

          (ddd) "Rollover Contribution" means a contribution made by an Eligible Employee pursuant to Section 4.08.

          (eee) "Salary Reduction Account" means a Participant's Account attributable to Salary Reduction Contributions.

          (fff) "Salary Reduction Contribution" means a contribution made on behalf of an Active Participant pursuant to Section 4.02.

          (ggg) "Secretary"means the U.S. Secretary of Treasury or his delegate.

          (hhh) "Separates from Service" or "Separation from Service" means any termination of the employment relationship between an Employee and the Employer; provided, however, that it does not mean:

                 (i) temporary absence of an Employee due to vacation, sickness, strike, seasonal layoff, or similar cause,

                 (ii) a leave of absence for any reason approved by the Employer on a nondiscriminatory basis, or military leave to the extent that an Employee is credited with Hours of Service for the leave.

     For purposes of this Subsection, the term Employer "includes all Related Employers, and an Employee or former Employee shall not be treated as having incurred a Separation from Service until the employment relationship between the Employee and all Related Employers is terminated.

          (iii) "Spouse" means a person legally married to a Participant. Except as otherwise required by ERISA or the Code, neither common law marriage nor any similar relationship shall be recognized as marriage for purposes of the Plan. A former Spouse shall also be considered a Spouse to the extent provided under a Qualified Domestic Relations Order.

          (jjj) "Taxable Compensation" means, with respect to an Employee for a Plan Year, the compensation as defined in Code paragraph 415(c)(3) received by the Employee from the Employer.

          (kkk) "Top-Heavy Compensation" means compensation within the meaning of Code paragraph 414(q)(7).

          (lll) "Top-Heavy Group" means an Aggregation Group described in Subsection 14.02(b).

          (mmm) "Top-Heavy Plan" means a Retirement Plan described in Subsection 14.02(a).

          (nnn) "Trust" means the trust established by the Employer under the Plan.

          (ooo) "Trust Agreement" means the agreement between the Employer and the Trustee establishing the Trust to implement and support the operation of the Plan.

          (ppp)    "Trust Assets" means the assets of the Trust.

          (qqq) "Trustee" means the original trustee of the Trust and any person becoming successor trustee of the Trust.

          (rrr) "Valuation Date" means the last day of the Plan Year and each special valuation date declared by the Committee pursuant to Section 6.01.

          (sss) "Year of Eligibility Service" means an eligibility computation period during which an Employee completes not fewer than 1,000 Hours of Service. The first eligibility computation period of an Employee is the 12-month period beginning on the day he first completes an flour of Service. Thereafter, the Employee's eligibility computation period is the Plan Year beginning with the first Plan Year that begins after the date on which the Employee's employment began. If an Employee Separates from Service before completing a Year of Service, thereafter incurs a Break in Service, and is later reemployed, his eligibility computation period for the period after his reemployment shall be calculated as if he had not previously been employed.

          (ttt) "Year of Vesting Service" means for any Employee, a Plan Year during which the Employee has completed not fewer than 1,000 Hours of Service; provided, however, that the following shall not be considered Years of Vesting Service:

                     (i) For purposes of determining the vested percentage of a Participant's Account that accrued before 5 or more consecutive Breaks in Service, Years of Vesting Service occurring after the Breaks in Service;

                     (ii) For purposes of determining the vested percentage of a Participant's Accounts, Years of Vesting Service before 5 or more consecutive Breaks in Service, if the number of consecutive Breaks in Service equals or exceeds the Years of Vesting Service credited to the Employee before the Breaks in Service occurred, and the Participant was not vested in any portion of his Accounts at the time the Breaks in Service occurred.

     Section 2.02.   Rules of Construction. The following rules of construction
                     ---------------------
shall govern in interpreting the Plan:

             (a) In resolving any conflict between provisions of the Plan and in resolving any other uncertainty as to the meaning or intention of any provision of the Plan, the interpretation that shall prevail is the interpretation that (1) causes the Plan to constitute a qualified plan under the provisions of Code section 401, with the contributions of the Employer to the Trust as items deductible by the Employer from net income for federal income tax purposes, (2) causes the Plan to contain a qualified cash or deferred arrangement described in Code subsection 401(k), (3) causes the Plan to constitute an employee stock ownership plan within the meaning of Code paragraph 4975(e)(7), and (4) causes the Plan to comply with all applicable requirements of ERISA.

             (b) Other than as specified in Subsection (a), the provisions of the Plan shall be construed and governed in all respects under and by the internal laws of the State of Indiana.

             (c) Words used in the masculine gender shall be construed to include the feminine gender, where appropriate.

             (d) Words used in the singular shall be construed to include the plural, where appropriate, and vice versa.

             (e) The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.

             (f) If any provision of this Plan shall be held to violate the Code or ERISA or be illegal or invalid for any other reason, that provision shall be deemed to be null and void, but the invalidation of that provision shall not otherwise impair or affect the Plan.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

     Section 3.01. Date of Participation.
                   ---------------------

             (a) Except as provided in Subsection (b), an Eligible Employee shall become a Participant as of the first Entry Date after he has reached age 18.

             (b) Effective December 1, 1992, an Eligible Employee shall become a Participant as of the first Entry Date after he has reached age 18 and completed one Year of Eligibility Service.

     Section 3.02. Notification of Eligibility.  Within a reasonable time before
                   ---------------------------
each Entry Date, the Committee shall give notice to Eligible Employees expected to become Participants as of that Entry Date informing them of their status.

     Section 3.03. Completion of Forms by Participants and Beneficiaries.  Each
                   -----------------------------------------------------
Participant and Beneficiary shall complete any forms and furnish any proofs or information required by the Committee.

     Section 3.04. Cessation of Participation. A Participant shall cease to be a
                   --------------------------
Participant on the date as of which (a) he is no longer an Eligible Employee and
(b) the value of his entire vested Accounts has been distributed.


                                  ARTICLE IV
                                 CONTRIBUTIONS

     Section 4.01. Trust Assets.  All contributions under the Plan shall be paid
                   ------------
or transferred to the Trustee to be held, managed, invested, and distributed in accordance with the provisions of the

Plan and Trust Agreement. All benefits under the Plan shall be distributed solely from the Trust Assets, and the Employer shall have no liability for those benefits.

     Section 4.02. Salary Reduction Contributions. An Active Participant may
                   ------------------------------
elect to have Salary Reduction Contributions made to the Plan as follows:

             (a) An Active Participant may elect to have Salary Reduction Contributions made on his behalf by entering into a written salary reduction agreement with the Employer that authorizes payroll deductions equal to a selected whole percentage of up to 15% of his Plan Compensation, but not more than the excess deferral limitation set forth in Code paragraph 402(g)(1) (as adjusted from time to time pursuant to Code paragraph 402(g)(5)) for a Plan Year; provided, however, that any election shall be subject to reduction by the Committee in accordance with Section 4.03.

             (b) As a general rule, an Active Participant's election to make, discontinue, or change the rate of Salary Reduction Contributions will become effective as of the first full payroll period beginning after the first Entry Date occurring at least 15 days after the date on which a completed salary reduction agreement is received by the Committee, provided, however, that the Committee shall accept late elections whenever the lack of adequate notice to the Active Participant of his eligibility to make Salary Reduction Contributions or other unusual circumstances make it reasonable to do so. No election to make, discontinue, or change the rate of Salary Reduction Contributions shall be given retroactive effect.

             (c) A former Eligible Employee who is or becomes an Active Participant upon reemployment may elect to have Salary Reduction Contributions made on his behalf by signing and delivering to the Committee a salary reduction agreement within 10 days of his reemployment date, in which case the election shall be given effect as of the next payroll period.

             (d) Salary Reduction Contributions shall be paid in cash to the Trustee by the Employer within a reasonable period after they are withheld from an Active Participant's pay and in no event later than 30 days after the end of the Plan Year in which they were withheld.

             (e) Salary Reduction Contributions made on behalf of an Active Participant with respect to a Plan Year shall be allocated to the Participant's Salary Reduction Account as of the earlier of the date on which they are contributed to the Trust or the last day of the Plan Year.

             (f) The Committee may establish additional nondiscriminatory rules and procedures governing the manner and timing of an Active Participant's elections to make, change, or discontinue Salary Reduction Contributions, provided that the rules and procedures are consistent with the Plan.

     Section 4.03. Limitation on Salary Reduction Contributions.  The amount of
                   --------------------------------------------
Salary Deduction Contributions made on behalf of Participants shall be subject to the following limitations:

             (a) Salary Reduction Contributions made on behalf of Highly Compensated Participants for a Plan Year shall not result in a Deferral Percentage for Highly Compensated Participants that exceeds both:

               (i) 1.25 times the Deferral Percentage for all other Active Participants; and

               (ii) the lesser of (A) two times the Deferral Percentage for all other Active Participants or (B) two percentage points more than the Deferral Percentage for all other Active Participants.

     In determining the Deferral Percentage for both groups of Participants, the Deferral Ratios of all "eligible employees" shall be taken into account. For this purpose, an "eligible employee" is any Employee who is directly or indirectly eligible to make a Salary Reduction Contribution for all or a portion of the Plan Year and includes an Employee who would be eligible to make a Salary Reduction Contribution but for his failure to make an election pursuant to Section 4.02, or because the Salary Reduction Contribution would cause the limitation of Article XII to be exceeded.

          (b) Before each Entry Date and at such other times as it deems advisable, the Committee shall evaluate the Plan's operation to assure that Salary Reduction Contributions elected by Highly Compensated Participants do not cause the limitations of Subsection (a) to be exceeded. The Employer, in its sole discretion, may make a Qualified Nonelective Contribution to the Salary Reduction Accounts of Benefit Participants who are not Highly Compensated Participants, allocated among those Accounts in proportion to those Participants' relative Plan Compensation, to assist the Plan in satisfying the limitations of Subsection (a). To the extent that Highly Compensated Participants' salary reduction elections would, if carried out, cause the limitations of Subsection (a) to be exceeded, the elections shall be adjusted as follows:

               (i) The Deferral Ratio of the Highly Compensated Participant with the highest Deferral Ratio shall be reduced to the higher of (A) the Deferral Ratio necessary to enable the Plan to satisfy the limitations of Subsection (a) or (B) the Deferral Ratio of the Highly Compensated Participant with the next highest Deferral Ratio. The foregoing process shall be repeated until the limitations of Subsection (a) are satisfied.

               (ii) The portion of any Salary Reduction Contribution that has been contributed to the Plan and is attributable to a reduction in a Participant's Deferral Ratio pursuant to Paragraph (1) shall be regarded as an excess Salary Reduction Contribution. To the extent necessary to ensure compliance with the limitations of Subsection (a), the Trustee shall return all excess Salary Reduction Contributions, together with all income allocable thereto, to the Participant on whose behalf the contributions were made within one year after the end of the Plan Year for which the contributions were made.

          (c) If Elective Deferrals with respect to a Participant for a calendar year exceed the limitation of Code paragraph 402(g)(1) (as adjusted from time to time pursuant to Code paragraph 402(g)(5)), the Participant shall notify the Committee not later than March I of the following year of the portion of the excess Elective Deferrals allocable to the Plan. If the Committee receives notice from a Participant pursuant to the preceding sentence, the

     Committee shall cause the Trustee to distribute to the Participant not later than the following April 15 the portion of the excess Elective Deferrals allocable to the Plan and any income attributable to that portion.

     Section 4.04. Matching Contributions.  For each Plan Year, the Employer may
                   ----------------------
contribute to the Plan a Matching Contribution in cash, Company Stock, or a combination of cash and Company Stock, in an amount, if any, determined by the Board of Directors. Matching Contributions shall be allocated to the Matching Accounts of Participants who made Salary Reduction Contributions in an amount equal to a designated percentage of each Participant's Salary Reduction Contribution for the Plan Year. The percentage referred to in the preceding sentence shall be uniform with respect to all Participants entitled to a Matching Contribution. Notwithstanding the foregoing, the Employer shall not make a Matching Contribution on behalf of a Highly Compensated Participant for a Plan Year to the extent that it would cause the limitations of Section 4.05 to be exceeded for the Plan Year. Matching Contributions for a Plan Year shall be paid to the Trustee not later than the tax return due date for the Employer's tax year beginning with or during the Plan Year and shall be allocated as of the last day of the Plan Year.

     Section 4.05. Limitation on Matching Contributions.  The amount of Matching
                   ------------------------------------
Contributions that may be allocated to the Matching Accounts of Highly Compensated Participants shall be subject to the following limitations:

             (a) Matching Contributions allocated to the Matching Accounts of flighty Compensated Participants for a Plan Year shall not result in a Contribution Percentage for flighty Compensated Participants that exceeds both:

                   (i) 1.25 times the Contribution Percentage for all other Active Participants; and

                   (ii) the lesser of (A) two times the Contribution Percentage for all other Active Participants or (B) two percentage points more than the Contribution Percentage for all other Active Participants.

             (b) Matching Contributions allocated to the Accounts of Highly Compensated Participants for a Plan Year shall not cause the sum of the Deferral Percentage and the Contribution Percentage for flighty Compensated Participants to exceed the sum of the following:

                   (i) 1.25 times the lesser of (A) the Deferral Percentage for all other Active Participants or (B) the Contribution Percentage for all other Active Participants; and

                   (ii) the lesser of (A) two times the greater of (i) the
                        Deferral Percentage for all other Active Participants or
                        (ii) the Contribution Percentage for all other Active Participants or (B) two percentage points more than the greater of (i) the Deferral Percentage for till other Active Participants or (B) the Contribution Percentage for all other Active Participants.

     The foregoing provisions of this Subsection (b) shall apply in a Plan Year only if the Deferral Percentage for Highly Compensated Participants exceeds
     1.25 times the

     Deferral Percentage for all other Active Participants and the Contribution Percentage for Highly Compensated Participants exceeds 1.25 times the Contribution Percentage for all other Active Participants.

          (c) To the extent that, due to an error, the limitations of Subsections (a) or (b) are exceeded for a Plan Year, the following provisions shall apply:

                    (i) The Contribution Ratio of the Highly Compensated Participant with the highest Contribution Ratio shall be reduced to the higher of (A) the Contribution Ratio necessary to enable the Plan to satisfy the limitations of Subsections (a) and (b) or (B) the Contribution Ratio of the Highly Compensated Participant with the next highest Contribution Ratio. The foregoing process shall be repeated until the limitations of Subsections
                         (a) and (b) are satisfied.

                    (ii) That portion of any Matching Contribution attributable to a reduction in a Participant's Contribution Ratio pursuant to Paragraph (1) shall be regarded as an excess Matching Contribution. The Trustee shall distribute any vested excess Matching Contribution, together with all income allocable thereto, to the Participant to whose Matching Account it was allocated within one year after the end of the Plan Year for which the Matching Contribution was made.

          (d) In determining the Contribution Percentage for both groups of Participants, the Contribution Ratios of all "eligible employers" shall be taken into account. For this purpose, an "eligible employee" is any Employee who is directly or indirectly eligible to receive a Matching Contribution and includes an Employee who would be eligible to receive a Matching Contribution but for his failure to make an election pursuant to
     Section 4.02 or the Matching Contribution causing the limitation of Article XII to be exceeded.

     Section 4.06.  Basic Contributions.  For each Plan Year, the Employer may
                    -------------------
contribute to the Plan a Basic Contribution in cash, Company Stock, or a combination of cash and Company Stock in an amount, if any, determined by the Board of Directors, provided that the amount of the Basic Contribution shall not exceed the amount allowable as a deduction from the Employer's income for federal income tax purposes. A Basic Contribution for a Plan Year shall be paid to the Trustee not later than the tax return due date for the Employer's tax year ending with or during the Plan Year. To the extent a Basic Contribution is not used to repay an Acquisition Loan, it shall be allocated as of the last day of the Plan Year to the Basic Accounts of Participants in proportion to their Plan Compensation. Notwithstanding the foregoing provisions of this Section, the Employer shall not make a Basic Contribution on behalf of a Participant to the extent that it would cause the limitations of Article XII to be exceeded with respect to that Participant for the Plan Year.

     Section 4.07. Bonus Contributions.  For each Plan Year, the Employer may
                   -------------------
contribute to the Plan a Bonus Contribution in cash, Company stock, or a combination of cash and Company Stock, in an amount, if any, determined by the Board of Directors; provided that the amount of the Bonus Contribution shall not exceed the amount allowable as a deduction from the Employer's income for federal tax purposes. A Bonus Contribution for a Plan Year shall be paid to the Trustee no later than the tax return due date for the Employer's tax year ending with or during the Plan Year. A Bonus Contribution shall be allocated as of the last day of the Plan Year to the Bonus Accounts of

Participants in proportion to their Years of Vesting Service. Notwithstanding the foregoing provisions of this Section, the Employer shall not make a Bonus Contribution to the extent that it would cause the limitations of Article XII to be exceeded with respect to a Participant for a Plan Year.

     Section 4.08. Rollover Contributions.  At any time during a Plan Year, an
                   ----------------------
Eligible Employee may make a cash Rollover Contribution to the Trust, provided that the Eligible Employee establishes to the satisfaction of the Committee that the contribution satisfies all applicable requirements of Code sections 402 and 408 and any other criteria that the Committee may establish from time to time to assure that the Rollover Contribution will not adversely affect the Plan's qualified status. Amounts shall be allocated to the Rollover Account of the Participant who made the contribution as of the date it is received by the Trustee.

     Section 4.09. Minimum Contribution Requirement.  If the Plan is a Top-Heavy
                   --------------------------------
Plan for a Plan Year, the minimum benefit requirements of Code subsection 416(c) shall be satisfied by the Employer contributing on behalf of each Non-Key Employee who is both a Participant and an Employee on the last day of the Plan Year (regardless of the Participant's Hours of Service during the Plan Year) a contribution that, together with any contribution otherwise made on behalf of the Employee Lo the Plan or another defined contribution plan of the Employer, is not less than the lesser of (a) 3% of the Employee's Plan Compensation for the Plan Year or (b) the percentage at which contributions are made (or required to be made) under the Plan and under any other defined contribution plan for the Plan Year for the Key Employee for whom the percentage is the highest for the Plan Year. That percentage shall be determined for each Key Employee by dividing the contributions for that Employee by so much of his Plan Compensation for the Plan Year. In determining the amount of contributions that must be made on behalf of Non-Key Employees, salary reduction contributions shall be taken into account.

     Section 4.10. Nondiversion and Exclusive Benefits.  Except as expressly
                   -----------------------------------
provided in Subsection (a) or (b), the Trust Assets shall not revert to the Employer and shall be devoted exclusively to the payment of benefits to Participants, Beneficiaries, and other persons as provided in the Plan and Trust Agreement, and, to the extent provided in the Plan, the defraying of reasonable expenses of administering the Plan.

             (a) If any contribution is made to the Plan by mistake of fact and the Employer requests in writing that the contribution be returned, the Trustee shall comply with the Employer's request; provided, however, that no contribution may be returned to the Employer pursuant to this Subsection more than one year after the date on which the contribution is made; and

             (b) To the extent that the deduction for a contribution made by the Employer is disallowed, the contribution shall be returned to the Employer (to the extent disallowed) within one year after the disallowance of the deduction, if the Employer so requests in writing.


                                   ARTICLE V
                            INVESTMENTS AND ACCOUNTS

     Section 5.01. Participants' Accounts. The Committee shall create and
                   ----------------------
maintain adequate records to disclose the interest in the Plan of each Participant and Beneficiary. Records shall be in the form of individual bookkeeping accounts, and credits and charges shall be made to those accounts pursuant to Article IV and Article VI. Each Participant shall have a separate Salary Reduction Account, Matching Account, Basic Account, and Bonus Account. Each Eligible Employee who makes a Rollover Contribution shall also have a separate Rollover Account. The maintenance of individual Accounts is for accounting purposes only, and a segregation of Trust Assets to each Account shall not be required. The Committee shall also maintain records to indicate the amount of each Participant's Accounts invested in the ESOP Funds and the Non-ESOP Funds.

     Section 5.02. Investment of Salary Reduction Accounts and Rollover
                   ----------------------------------------------------
Accounts.
--------

             (a) The Trust Assets attributable to Salary Reduction Accounts and Rollover Accounts shall be invested in t he Non-ESOP Funds that the Company may designate from time to time by written addendum to this Plan. The respective assets of each Non-ESOP Fund will be accounted for separately from those of each other Fund and will be invested in the manner prescribed in the addendum. The Trustee's discretion in investing the assets of the Non-ESOP Funds will be subject only to the foregoing provisions of this Subsection, the Trust Agreement, and ERISA. The Trustee may invest the assets of any Non-ESOP Fund and commingle funds to the extent that the investment is consistent with the purposes of the Non-ESOP Fund. The adoption of all addendum establishing a Non-ESOP Fund will be an amendment of the Plan.

             (b) Subject to any rules the Committee may reasonably establish, a Participant's Salary Reduction Account and Rollover Account will be invested in any combination of the Non-ESOP Funds according to his written designation. If the Participant does not designate a particular Non-ESOP Fund, contributions will be invested in the Non-ESOP Fund designated by addendum to the Plan as the Non-ESOP Fund to receive such allocations.

             (c) To the extent permitted by the Committee, a Participant may cause a transfer of all or a part of his Accounts invested in a Non-ESOP Fund to be transferred to another Non-ESOP Fund. A Participant who desires such a transfer shall execute a written form provided by the Committee and shall rile it with the Committee within the time limits specified by the Committee. Every transfer election shall be irrevocable and shall specify the Non-ESOP Fund from which the transfer is to be made and the Non-ESOP Fund into which the transfer is to be made.

     Section 5.03. Investment of Matching Accounts, Basic Accounts and Bonus
                   ---------------------------------------------------------
Accounts.   The Trust Assets attributable to Matching Accounts, Basic Accounts
--------
and Bonus Accounts shall be invested in the ESOP Funds. The respective amounts of each ESOP Fund will be accounted for separately from those of each other Fund. The Trustee shall retain a portion of the ESOP Funds in liquid assets, which shall be used to pay the Plan's administrative expenses (including Trustee's fees) and to make any required distributions under the Plan.

     Section 5.04. Acquisition and Disposition of Company Stock.  Subject to the
                   --------------------------------------------
following provisions, a Trustee may purchase Company Stock from, or sell Company Stock to, any person.

             (a) The purchase price paid by the Trust fur Company Stock shall not exceed fair market value (as determined pursuant to Section 6.02), and the sales price received by the Trust for Company Stock shall not be less than fair market value (as determined pursuant to Section 6.02).

             (b) No commission shall be charged with respect to a transaction between the Trust and an Interested Party or any other transaction to which section 406 or 407 of ERISA applies.

             (c) In making purchases of Company Stock, the Trustee shall comply with Rule 10b-18 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time.

     Section 5.05. Acquisition Loans. The Company may direct the Trustee to
                   -----------------
incur Acquisition Loans from time to time. Each Acquisition Loan shall satisfy the following requirements:

             (a) The Acquisition Loan shall be primarily for the benefit of Participants and Beneficiaries.

             (b)   The Acquisition Loan shall be for a specific term.

             (c) At the time the Acquisition Loan is made, the interest rate for the Acquisition Loan shall not exceed a reasonable rate of interest, taking into account the amount and duration of the Acquisition Loan, the security and guarantee (if any) involved, and the interest rates prevailing for comparable loans.

             (d) The Company may guaranty repayment of the Acquisition Loan, but no payments shall be made by the Company to a lender pursuant to a guarantee until all Leveraged Shares held in the Company Stock Suspense Account have been sold by the Trustee, and the proceeds of the sale have been paid to the lender in satisfaction of the indebtedness under the Acquisition Loan.

             (e) The proceeds of an Acquisition Loan must be used within a reasonable time after their receipt by the Trustee fur one or more of the following purposes: (1) to acquire Company Stock, (2) to repay the Acquisition Loan, or (3) to repay a prior Acquisition Loan.

             (f) All Leveraged Shares acquired by the Trust with the proceeds of an Acquisition Loan shall be added to and maintained in the Company Stock Suspense Account (whether or not used as collateral for the Acquisition Loan). Leveraged Shares shall be withdrawn from the Company Stock Suspense Account pursuant to the provisions of Subsection W as though all securities in the Company Stock Suspense Account were encumbered.

             (g) An Acquisition Loan must be without recourse against the Plan. The only assets of the Plan that may be used as collateral on an Acquisition Loan are the leveraged Shares acquired with the proceeds of the Acquisition Loan and Leveraged Shares used as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan. No person entitled to payment under an Acquisition Loan shall I have any right to Trust Assets other than (1) collateral given for the Acquisition Loan, (2) Basic Contributions (other than contributions of Company Stock) made to the Trust to meet its obligations under the Acquisition Loan, and
     (3) earnings attributable to collateral and the investment of contributions.

             (h) Each Acquisition Loan shall provide for the release from encumbrance of Company Stock used as collateral for the Acquisition Loan pursuant to a definite schedule established at the time the Acquisition Loan is made that satisfies the requirements of either Paragraph (i) or
     (ii) below:

                   (i) To satisfy this Paragraph, for each Plan Year during which the Acquisition Loan is outstanding, the number of shares of Company Stock released must equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction with a numerator equal to the amount of principal and interest paid for the Plan Year and a denominator equal to the sum of the numerator and the principal and interest to be paid for all future Plan Years without regard to possible extension or renewal periods. If the interest rate is variable, the interest to be paid in future Plan Years shall be computed by using the interest rate applicable as of the end of the Plan Year. If the collateral includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year shall be determined by applying the same fraction to each class. Amounts released from the Company Stock Suspense Account shall be allocated to the Accounts of Participants pursuant to Section 6.07 as of the last day of the Plan Year.

                   (ii) To satisfy this Paragraph (2), for each Plan Year during which the Acquisition Loan is outstanding, the number of shares of Company Stock released must be determined solely with reference to principal payments on the Acquisition Loan, and the following additional rules must be satisfied:

                        (A) The Acquisition Loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of those amounts for 10 years.

                        (B) The interest included in any payment may be disregarded only to the extent that it would be determined to be interest under standard loan amortization tables.

                        (C) The term of the Acquisition Loan, including any renewal, extension, or refinancing period, shall not exceed 10 years.

             (i) Payments of principal and interest on an Acquisition Loan shall be made by the Trustee (as directed by the Committee) from (1) Basic Contributions to the Trust and the earnings on those contributions, (2) Leveraged Shares held as collateral for an Acquisition Loan and earnings attributable to those Leveraged Shares, and (3) the proceeds of any subsequent Acquisition Loan made to repay a prior Acquisition Loan. Payments made with respect to an Acquisition Loan during a Plan Year shall not exceed an amount equal to the sum of such contributions, proceeds, and earnings received during or prior to the Plan Year less payments in prior Plan Years. Such contributions and earnings shall be accounted for separately until the Acquisition Loan is repaid. In the absence of Committee direction with respect to the payments of principal and interest on an Acquisition Loan, and to the extent funds are available, the Trustee shall apply all earnings attributable to Leveraged Shares first to the payment of principal on the Acquisition Loan and all Basic Contributions in cash to the Trust first to the payment of interest on an Acquisition Loan.

             (j) An Acquisition Loan shall not be payable upon demand except in the case of default. If a default occurs, the value of the Trust Assets transferred in satisfaction of the Acquisition Loan shall not exceed the amount of the default. If the lender is an Interested Party, an Acquisition Loan shall provide for a transfer of Trust Assets upon default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan. For purposes of this Subsection, the making of a guarantee does not make a person a lender.

     Section 5.06. Sale of Company Stock under Section 1042. If an owner of
                   ----------------------------------------
Company Stock sells it to the Plan pursuant to Code Section 1042, the following restrictions shall apply:

             (a) No portion of the Company Stock (or income attributable to it) shall be allocated under the Plan or any other plan of an Employer that satisfies the requirements of Code Subsection 401 (a):

                   (i) during the nonallocation period to the selling shareholder or to any person who is related (within the meaning of Code subsection 267(b)) to the selling shareholder;

                   (ii) to any other person who owns (after application of Code subsection 318(a) without regard to the trust exception in paragraph (2)(B)(i)) more than 25% of (1) any class of outstanding stock of an Employer or (2) the total value of any class of outstanding stock of an Employer.

             (b) For purposes of Paragraph (a)(i), the following rules shall apply:

                   (i) The term "nonallocation period" means the period beginning on the date of the sale of the Company Stock and ending on the later of (A) the date that is 10 years after the date of the sale or (B) the date of the Plan allocation attributable to the final payment of the Acquisition Loan incurred in connection with the sale.

                   (ii) A lineal descendent of the selling shareholder shall not be taken into account if the aggregate amount allocated to all such lineal descendants during the nonallocation period does not exceed more than 5% of the Company Stock (or amounts allocated in lieu thereof) held by the Plan that are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code paragraph 267(c)(4)) in a transaction to which Code Section 1042 applied.

             (c) For purposes of paragraph (a)(2), a person shall be deemed a 25% shareholder if he is a 25% shareholder (1) at any time during the one-year period ending on the date of the sale of the Company Stock to the Plan or (2) on the date as of which Company Stock is allocated to Participants in the Plan.

                                  ARTICLE VI
                            VALUATION AND ACCOUNTING

     Section 6.01. Valuation Dates.  In addition to regular Valuation Dates, the
                   ---------------
Committee shall have the discretion to declare special Valuation Dates by giving the Trustee not fewer than 15 days' written notice. As of each Valuation Date, the Trustee shall determine the fair market value of the Trust Assets. Based on the Trustee's valuation, the Committee shall determine the value of each Participant's Accounts.

     Section 6.02. Valuation Standards.  The following standards shall apply in
                   -------------------
valuing the Trust Assets:

             (a) Except as provided in Subsection(b), if the value of the Trust Assets is not readily ascertainable from the transactions of a securities exchange, the Trust Assets shall be valued in accordance with the best judgment of the Trustee. In determining the value of the Trust Assets, the Trustee shall exercise its best judgment, using generally accepted trust and accounting principles, and all determinations of value shall be binding on all persons claiming benefits under the Plan.

             (b)   Company Stock shall be valued as follows:

                   (i) During any period in which Company Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the value per share shall equal the last sale price, if reported, or, if the last sale price is not reported, the average of the closing bid and asked prices per share as reported by NASDAQ for the 20 consecutive trading days immediately preceding the date as of which the value is determined.

                   (ii) During any period in which Company Stock is not quoted on NASDAQ but is quoted on a similar system, the value per share shall equal the last sale price, if reported, or, if the last sale price is not reported, the average of the closing bid and asked price per share as reported by the quotation system for the 20 consecutive trading days immediately preceding the date as of which the value is determined.

                   (iii) During any period in which Company Stock is listed on a national securities exchange, the value shall be the average of the closing prices per share as reported by the principal exchange on which the Company Stock is listed for the 20 consecutive trading days immediately preceding the date as of which the value is determined. For purposes of the preceding sentence, the principal exchange on which the Company Stock is listed is the national securities exchange on which the greatest number of shares of Company Stock has been traded during the preceding 20 consecutive trading days.

                   (iv) During any period in which Company Stock is neither quoted on a quotation system as described in Paragraph
                          (i) or (ii) nor listed on a
                   national securities exchange, the value shall be fair market value as determined by an independent appraiser selected by the Trustee.

     Section 6.03. General Method of Determining Values of Participants'
                   -----------------------------------------------------
Accounts. The value of each Account or a Participant shall be the value of the
--------
Account as of the preceding Valuation Date, increased by the dollar amount of any contributions and forfeitures allocated to the Account after the preceding Valuation Date and decreased by the amount of any payments made from the Account after the preceding Valuation Date. On each Valuation Date, each Account will be adjusted by the dollar amount of any earnings or losses, loan interest accruals, and contributions allocated to that Account as of that Valuation Date.

     Section 6.04. Allocation of Earnings. Except as provided in Section 6.05,
                   ----------------------
on each Valuation Date, earnings of the Funds shall be allocated to Accounts as follows:

             (a) The earnings of a Fund, whether positive or negative, shall be allocated among all Accounts in proportion to the relative value of those Accounts invested in the Fund as of the preceding Valuation Date (as adjusted pursuant to Subsection (b)). Accounts terminated since the preceding Valuation Date shall be disregarded for purposes of this Subsection.

             (b) For purposes of determining the allocation of investment earnings pursuant Lo Subsection (a), the value of a Participant's Accounts as of the preceding Valuation Date shall be adjusted as follows:

                   (i) The value of a Participant's Salary Reduction Account invested in a Fund as of the preceding Valuation Date shall be increased by one-half of the Salary Reduction Contributions made on behalf of that Participant and invested in that Fund since the preceding Valuation Date.

                   (ii) The value of a Participant's Accounts invested in a Fund as of the preceding Valuation Date shall be decreased by any amounts distributed or loaned from those Accounts invested in that Fund since the preceding Valuation Date (excluding any amounts distributed as of the date on which the investment earnings are allocated).

                   (iii) The value of a Participant's Rollover Account invested in a Fund as of the preceding Valuation Date shall be increased by the amount of any Rollover Contributions allocated to the Participant's Rollover Account invested in that Fund since the preceding Valuation Date multiplied by a fraction, the numerator of which is the number of days occurring after the Rollover Contribution is made and before the day after the current Valuation Date and the denominator of which is the number of days from the preceding Valuation Date to the current Valuation Date.

             (c) The investment earnings of each Fund between Valuation Dates shall be equal to the difference between the fair market value of the Fund as of the preceding Valuation Date and the current Valuation Date; plus (1) the amount of benefits and loans paid from the Fund and (2) amounts transferred from the Fund to another Fund since the preceding Valuation Date; and less (1) any contributions and loan principal and interest repayments made to the

     Fund and (2) any amounts transferred to the Fund from another Fund since the preceding Valuation Date.

     Section 6.05. Allocation of Dividends on Company Stock.
                   ----------------------------------------

             (a) Dividends paid during a Plan Year on Company Stock allocated to an Account (whether cash or stock dividends) shall be allocated to that Account as of the date of payment, unless used to make payments on an Acquisition Loan or distributed to the Participant or his Beneficiary pursuant to Subsection (b). Except as provided in Subsection (b), cash dividends shall be used as follows:

                   (i) If an Acquisition Loan is outstanding, cash dividends on Leveraged Shares shall be used to repay the Acquisition Loan through which the purchase of the Leveraged Shares was financed.

                   (ii) If cash dividends are paid on allocated Company Stock, other than Leveraged Shares purchased with an outstanding Acquisition Loan, they shall be used to purchase additional shares of Company Stock.

             (b) Notwithstanding the provisions Of Subsection (a), the Company may direct that cash dividends on Company Stock maintained in the ESOP Funds allocated to Participants' Accounts be distributed to the Participants, in which case the dividends shall be distributed as provided in this Section. The dividends may be paid directly by the Company to Participants (or to Beneficiaries of deceased Participants). If the dividends are paid to the Trustee, they shall be distributed by the Trustee to Participants (or to Beneficiaries of deceased Participants) as soon as administratively feasible after payment to the 'Trustee but in no case later than 90 days after the end of the Plan Year in which the dividends are paid.

     Section 6.60. Leveraged Shares. Leveraged Shares acquired by the Trust
                   ----------------
shall be allocated to Participants' Basic Accounts as provided in Section 6.07, as they are released from the Company Stock Suspense Account pursuant to Section
6.07. If Leveraged Shares released from the Company Stock Suspense Account consist of more than one class, allocations shall consist of substantially the same relative proportions of each class.

     Section 6.07. Allocation of Leveraged Shares to Participants' Accounts.
                   --------------------------------------------------------

             (a) As soon as practicable following the release of Leveraged Shares from the Company Stock Suspense Account as a result of a loan amortization payment made in whole or in part with dividends on Leveraged Shares, a portion of the total number of Leveraged Shares so released, calculated separately with respect to each class of Leveraged Shares, shall be released for allocation to Participants' Basic Accounts based on the amount of such dividends used to make the loan amortization payment. The portion of Leverages Shares released shall be separately calculated with respect to (1) cash dividends on Leveraged Shares acquired with the proceeds of an Acquisition Loan and held in Participants' Accounts ("allocated dividends") and (2) dividends on Leveraged Shares held in the Company Stock Suspense Account ("unallocated dividends"), as follows:

                   (i) The number of released Leveraged Shares with respect to allocated dividends shall be the total number of shares released on account of the loan amortization payment multiplied by a fraction. The numerator of the fraction shall be the amount of the allocated dividends used to make the loan amortization payment. The denominator of the fraction shall be the fair market value of the total number of shares released as a result of the Acquisition Loan amortization payment. The number of released shares with respect to allocated dividends shall be allocated among Participants' Accounts in the same portion that each Participant's allocated dividends used to make the Acquisition Loan amortization payments bears to the total amount of such allocated dividends. If the fair market value of shares allocated to a Participant's Accounts pursuant to this Paragraph is less than the Participant's allocated dividends, the Employer shall make additional contributions in an amount sufficient to assure that the fair market value of the shares allocated to the Participant's Accounts pursuant to this Paragraph equals the Participant's allocated dividends.

                   (ii) The number of released Leveraged Shares with respect to unallocated dividends shall be the balance (after application of the preceding Paragraph) of the shares released on account of the Acquisition Loan amortization payment, multiplied by a fraction. The numerator of the fraction shall be the amount of unallocated dividends used to make the loan amortization payment. The denominator of the fraction shall be the amount of the loan amortization payment reduced by the amount of allocated dividends used to make the loan amortization payment, if any. The number of released shares with respect to unallocated dividends shall be allocated among Participants' Accounts pursuant to Paragraph (b) below.

             (b) As of the last day of each Plan Year, all Leveraged Shares that have been released from the Company Stock Suspense Account as a result of loan amortization payments made during the Plan Year shall be allocated to Participants' Accounts as provided in Section 4.06.

                                  ARTICLE VII
                            VESTING AND FORFEITURES

     Section 7.01.  Nonforfeitability.  For all purposes of the Plan, a "vested"
                    -----------------
interest is an interest that is nonforfeitable in the sense that it constitutes a claim that is unconditional and legally enforceable against the Plan.

     Section 7.02.  Vesting of Accounts.  A Participant's interest in his Salary
                    -------------------
Reduction Account, Rollover Account and Bonus Account shall be 100% vested at all times. A Participant's interest in all of his other Accounts shall be forfeitable, except as that interest becomes vested under the following provisions:

             (a) A Participant's interest in his Matching Account and Basic Account shall be 100% vested upon the occurrence of any of the following events:

                    (i)  his attainment of Normal Retirement Age;

                   (ii)  his death or Disability while an Employee;

                   (iii) a complete discontinuance of contributions under the
                         Plan;

                   (iv) partial termination of the Plan (within the meaning of the Code) with respect to the Participant; or

                   (v)   termination of the Plan.

             (b) Except as otherwise provided in this Section, a Participant's interest in his Matching Account and Basic Account shall become vested in accordance with the following schedule:

              Number of Years         Vested
             of Vesting Service      Percentage
             ------------------      ----------

                Fewer than 3             0
                     3                  20%
                     4                  40%
                     5                  60%
                     6                  80%
                 7 or more             100%

             (c)   If the Plan is a Top-Heavy Plan for a Plan Year, the vesting schedule in Subsection (b) shall not apply and the following vesting schedule shall apply:

              Number of Years         Vested
             of Vesting Service     Percentage
             ------------------     ----------

                Fewer than 2             0
                      2                 20%
                      3                 40%
                      4                 60%
                      5                 80%
                  6 or more            100%

     The vesting schedule in this Subsection shall not apply with respect to any Employee who does not have an Hour of Service after the Plan becomes a Top-Heavy Plan. If the Plan ceases to be Top-Heavy Plan, the vesting schedule of Subsection (b) shall again apply, subject to the rules of Section 13.03 regarding amendment to the vesting schedule.

     Section 7.03. Forfeitures.  Except upon distribution pursuant to Subsection
                   -----------
8.04(d), no amount credited to a Participant shall be forfeited upon Separation from Service until he incurs 5 consecutive Breaks in Service or dies while not an Employee. When a Participant incurs 5 consecutive Breaks in Service or dies while not an Employee, the nonvested portion of his Accounts shall be forfeited; provided, however, that shall be forfeited only after all other assets allocated to the Participant's Accounts have been forfeited. The total dollar amount of all interests forfeited during a Plan Year shall be held in a separate suspense account until the last day of the Plan Year. The forfeited amounts shall be allocated as of the last day of the Plan Year among the Basic Accounts and Matching Accounts of Participants as provided in Sections 4.04 and 4.06.


                                 ARTICLE VIII
                                   BENEFITS

     Section 8.01. General.  A Participant shall not be entitled to receive
                   -------
any benefit from this Plan while employed by the Employer. A Participant's Accounts shall be distributed in the following forms:

             (a) A Participant's Accounts invested in Company Stock shall be distributed in the form of cash or Company Stock, as elected by the Participant or Beneficiary, except that the value of any fractional shares of Company Stock shall be distributed as cash. Any distribution of Company Stock shall comply with federal and state securities laws.

             (b) Except as provided in Subsection (a), Participant's Accounts shall be distributed in the form of cash.

     Section 8.02. Retirement Benefits. If a Participant Separates from Service
                   -------------------
on or after his Normal Retirement Age and the value of his Accounts does not exceed $3,500, his Accounts shall be distributed to him in a Jump sum as soon as administratively feasible after the Participant Separates from Service. If the value of the Participant's Accounts exceeds, or at the time of any prior distribution ever exceeded, $3,500, the Participant may elect to receive his Accounts as follows:

             (a) A Participant's Accounts invested in Company Stock shall be distributed in a lump sum or in equal annual installments extending over a period not exceeding the maximum period permitted by Section 8.10, as elected by the Participant. Distribution shall be made as soon as administratively feasible after the end of the Plan Year in which the Participant Separates from Service; provided, however, that if the Participant notifies the Company of his retirement prior to the beginning of a Plan Year, distribution shall be made as soon as administratively feasible after the Participant Separates from Service.

             (b) Except as provided in Subsection (a), a Participant's Accounts shall be distributed in a lump sum as soon as administratively feasible after the Participant Separates from Service.

     Section 8.03. Disability Benefits.  If a Participant Separates from Service
                   -------------------
before his Normal Retirement Age for reason of Disability, his Accounts shall be distributed as provided in this Section:

             (a) Except as provided in Subsection (b) or (c), distribution of a Participant's Accounts shall begin as soon as administratively feasible following his Normal Retirement Age as provided in Section 8.02.

             (b) If the value of a Participant's Accounts dues not exceed $3,500, his Accounts shall be distributed to him in a lump sum as soon as administratively feasible after he Separates from Service.

             (c) If the value of a Participant's Accounts exceeds, or at the time of any prior distribution ever exceeded, $3,500, the Participant may elect at any time within 6 months after he Separates from Service to receive his Accounts as follows:

                   (i) A Participant's Accounts invested in Company Stock shall be distributed in a lump sum or in equal annual installments extending over a period not exceeding the maximum period permitted by Section 8. 1 0, as elected by the Participant. Distribution shall be made as soon as administratively feasible after the Plan Year in which the Committee receives tile Participant's written election.

                   (ii) Except as provided in Paragraph (1), a Participant's Accounts shall be distributed in a lump sum as soon as administratively feasible after the Committee receives the Participant's written election.

     Section 8.04. Termination Benefits. Subject to the provisions of Section
                   --------------------
8.17, if a Participant Separates from Service before his Normal Retirement Age for any reason other than Disability or death, his Accounts shall be distributed as provided in this Section.

             (a) Except as provided in Subsection (b) or (c), distribution of a Participant's Accounts shall begin as soon as administratively feasible following his Normal Retirement Age as provided in Section 8.02.

             (b) If the value of a Participant's vested Accounts does not exceed $3,500, his Accounts shall be distributed Lo him in a lump sum as soon as administratively feasible after the end of the Plan Year in which he Separates from Service. If the Participant Separates from Service and is 0% vested in his Accounts, the vested portion of his Accounts shall be deemed distributed to him as of the date he Separates from Service.

             (c) If the value of a Participant's vested Accounts exceeds, or at the time of any prior distribution ever exceeded, $3,500, the Participant may elect at any time within 6 months after he Separates from Service to receive his vested Accounts as follows:

                   (i) A Participant's Accounts invested in Company Stock shall be distributed in a lump sum or in equal annual installments extending over a period not exceeding the maximum period permitted by Section 8.10, as elected by the Participant. Distribution shall be made as soon as administratively feasible after the end of the Plan Year in which the Participant Separates from Service.

                   (ii) Except as provided in Paragraph (1), a Participant's Accounts shall be distributed in a lump sum as soon as administratively feasible after the Committee receives the Participant's written election.

             (d) Upon distribution of a Participant's vested Accounts pursuant to Subsection (b) or (c) by the end of the Plan Year following the Plan Year in which the Participant Separates from Service, the nonvested portion of the Participant's Accounts shall be forfeited and shall be reallocated as of the last day of the Plan Year in which the forfeiture occurs, as provided in Section 7.03. If a former Participant is reemployed by the Employer, the amount forfeited pursuant to the preceding sentence shall be restored if the Participant repays to the Trust the full amount distributed to him before the date on which he incurs 5 consecutive Breaks in Service after the date of the distribution. Amounts restored shall come from Trust income and, to the extent necessary, forfeitures. If Trust income and forfeitures are insufficient to restore the forfeited amounts, the Employer shall make an additional contribution sufficient to restore the forfeited amount. The additional Employer contribution shall not constitute an Annual Addition.

     Section 8.05. Death Benefits. If a Participant dies before his Accounts
                   --------------
have been completely distributed, the Accounts shall be distributed as follows:

             (a) If a Participant dies before distribution of his Accounts has begun, his Accounts shall be distributed to his Beneficiary in a lump sum as soon as administratively feasible after the Participant's death.

             (b) If the Participant dies after the distribution of his Accounts has begun, his remaining Accounts, if any, shall be distributed to his Beneficiary under the method of distribution in effect as of the date of the Participant's death.

     Section 8.06. Beneficiaries. A Participant's Beneficiary shall be
                   -------------
determined pursuant Lo this Section.

             (a) A Participant's Spouse shall be his Beneficiary, unless the Spouse has consented to the appointment of another Beneficiary in accordance with Subsection (c). Except as provided in the preceding sentence, "Beneficiary" means the person or persons, including a trustee, designated in writing by a Participant pursuant to practices of, or rules prescribed by, the Committee, as the recipient of a benefit payable under the Plan following the Participant's death. To be effective, a Beneficiary designation must be filed with the Committee during the Participant's life and acknowledged by the Committee in writing.

             (b) If no person has been designated as the Beneficiary of a Participant, or if no person so designated survives the Participant, then the Beneficiary shall be determined as follows:

                   (i) If the Participant is survived by a Spouse, the Spouse shall be the Participant's Beneficiary.

                   (ii) If the Participant is not survived by a Spouse, the Participant's estate shall be the Participant's Beneficiary.

     If any amount becomes payable under the Plan to a Beneficiary who Survives the Participant but dies before receiving the benefit due him, and if the Participant has not named a contingent Beneficiary who survives the Participant, the Participant's remaining vested Accounts shall be paid in a Jump sum as soon as administratively feasible following the Beneficiary's death to the Beneficiary's estate.

             (c) A Participant's designation of someone other than his Spouse as his Beneficiary shall not be given effect unless the Participant's Spouse consents to the designation in writing, her consent acknowledges the effect of the Participant's designation and her consent, and the consent is witnessed by a Plan representative or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the Committee's satisfaction that the written consent cannot be obtained because there is no Spouse or the Spouse cannot be located, the designation shall be deemed to have the Spouse's consent. If a Participant is legally separated from his Spouse or has been abandoned by his Spouse (within the meaning of local law) and the Participant has a court order to that effect, the Spouse's consent shall not be required unless a Qualified Domestic Relations Order provides otherwise. Any spousal consent shall be valid only with respect to the Spouse who signs the consent, or in the case of a deemed consent, the designated Spouse. If a Participant's Spouse is legally incompetent to give consent, the Spouse's legal guardian (even if the guardian is the Participant) may give consent. A Participant may revoke a prior designation of a non-Spouse Beneficiary without his Spouse's consent at any time before the distribution of his Accounts begins.

     Section 8.07. Permitted Withdrawals from Matching, Basic, Bonus and
                   -----------------------------------------------------
Rollover Accounts. Subject to any rules and procedures the Committee may
-----------------
reasonably establish, a Participant may withdraw assets in his Matching, Basic, Bonus and Rollover Accounts upon a showing of hardship as provided in Section 8.08.

     Section 8.08. Permitted Withdrawals from Salary Reduction Account.  A
                   ---------------------------------------------------
Participant may withdraw some or all of the balance of his Salary Reduction Account upon the showing, satisfactory to the Committee, that the requested withdrawal is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such Financial need; provided, however, that the amount withdrawn by the Participant shall not exceed the amount of the Participant's Salary Reduction Contributions that have not been previously withdrawn. A withdrawal shall be permitted only if it satisfies the requirements of the following Subsections:

             (a) The requested withdrawal must be on account of (1) expenses fur medical care described in Code subsection 213(d) previously incurred by the Participant, the Participant's Spouse, or any of the Participant's dependents (as defined in Code section 152) or necessary for these persons to obtain the medical care; (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
     (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, children, or dependents; or (4) the need to prevent the Participant's eviction from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

             (b)   A distribution satisfies the requirements of this Paragraph
     (b) only if it is necessary to satisfy an immediate and heavy financial need (as defined under Paragraph (a) above). A distribution is necessary to satisfy an immediate and heavy Financial need if the Committee determines, on the basis of all relevant facts and circumstances, that the need cannot be relieved:

                   (i) through reimbursement or compensation by insurance or otherwise;

                   (ii) by reasonable liquidation of the Participant's assets (including those assets of the Participant's Spouse and minor children that are reasonably available to the Participant), to the extent that such liquidation would not itself cause an immediate and heavy financial need;

                   (iii) by cessation of the Participant's Salary Reduction
                         Contributions under the Plan; or

                   (iv) by other distributions or nontaxable loans from plans maintained by the Employer to the extent the Committee determines that the Participant is able to repay those loans) or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

     To the extent permitted by the applicable regulations, the Committee, in determining whether the relevant facts and circumstances are present, shall rely on the representations of the Participant made under the penalties for perjury.

In granting or refusing any request for withdrawal under this Section, the Committee shall apply the standards set forth in this Section consistently, and the Committee's discretion shall not be exercised so as to discriminate in favor of officers, shareholders, or Highly Compensated Participants.

     Section 8.09. Loans to Participants. A Participant may obtain a loan from
                   ---------------------
the Plan as provided in this Section.

             (a) To obtain a loan, a Participant must submit a written application for the loan to the Committee. The Committee will have the sole responsibility for determining whether or not to grant a Plan loan. The Committee will establish written guidelines with respect to minimum amounts of loans, frequency of loans, and other conditions, limitations, and procedures.

             (b) The amount of a loan to a Participant, when added to the outstanding balance of all other loans to that Participant from the Plan, will not exceed the lesser of:

                   (i)   $50,000, reduced by the excess, if any, of

                         (A) the highest outstanding balance of loans from the Plan to the Participant during the one-year period ending on the day before the date on which the loan is made, over

                         (B) the outstanding balance of loans from the Plan to the Participant on the date on which the loan is made; or

                   (ii) one-half (1/2) of the value of the Participant's vested Accounts.

     For purposes of the limitations imposed by this Subsection, loans from any other plan of the Employer will be treated as a loan from the Plan.

             (c) Each loan will provide for a definite term and repayment schedule. The maximum period of repayment for a loan will not exceed 5 years; provided, however, that if the loan is used to acquire a dwelling unit that will be used as the Participant's principal residence within a reasonable time, the Committee may establish a longer reasonable repayment period, which will not exceed 10 years.

             (d) The outstanding balance of a loan must be repaid by level payments from each paycheck through payroll deduction, by a single payment of the entire balance, or according to other procedures established by the Committee in written guidelines. Except as otherwise permitted by the Secretary, the written guidelines will require that a loan must be repaid no less frequently than in substantially equal quarterly payments over the term of the loan.

             (e) A Plan loan will be in default upon the failure by the Participant to repay the loan in accordance with the provisions of subsections (c) and (d). If default occurs, the Committee will foreclose on, sell, or otherwise dispose of the security for the loan at the time and in the manner determined by the Committee.

             (f) A loan will be evidenced by a promissory note and will bear interest at a reasonable rate determined by the Committee. The rate will be commensurate with the prevailing interest rate charged on similar commercial loans under similar circumstances.

             (g) A loan will be adequately secured as determined by the Committee. In determining the adequacy of the security of a Plan loan, the Committee will consider the type and amount of security which would be required for an otherwise identical transaction in a normal commercial setting between unrelated parties on arm's-length terms. The Committee may require, as collateral for a Plan loan, a security interest in up to 50% of the value of the vested Accounts of the Participant.

             (h) The Committee will make its determination under this Section such that (1) loans are available to all Participants on a reasonably equivalent basis; and (2) the loan program does not discriminate in favor of Highly Compensated Participants.

             (i) For purposes of crediting earnings to Participants' Accounts, a loan will be deemed a distribution from an Account. That Account will share in applicable earnings at a proportionately reduced rate and will be credited with accrued interest and principal repayments on the loan. The Participant may designate the Accounts affected by the loan, but if he does not do so, the loan will be allocated proportionately to his interests in all Accounts.

     Section 8.10. Other Distribution Rules Imposed by Federal Law. This Section
                   -----------------------------------------------
has been included in the Plan to comply with the limitations imposed by Code subsection 409(o) and Code paragraphs 401(a)(9) and 401(a)(14), and it shall not be construed as providing for a form of benefit not otherwise provided for under the Plan. Notwithstanding any provision of this Plan to the contrary, any distribution under the Plan shall be made in accordance with regulations under Code paragraph 401(a)(9), including proposed federal income tax regulation 1.401(a)(9)-2, and shall comply with the following rules:

             (a) Subject to the provisions of Section 8.17, distribution of a Participant's Accounts invested in ESOP Funds must begin not later than one year after the close of the Plan Year:

                   (i) in which the Participant Separates from Service by reason of attainment of age 65, disability, or death; or

                   (ii) that is the 5th Plan Year following the Plan Year in which the Participant Separates from Service for a reason not listed in Paragraph (1), except that this Paragraph shall not apply if the Participant is reemployed by the Employer before the 5th Plan Year.

             (b) Unless a Participant elects otherwise, the payment of his benefits under the Plan must begin not later than the 60th day after the end of the Plan Year in which occurs the latest of (l) the Participant's 65th birthday, (2) the 10th anniversary of the Plan Year in which tile Participant began participation in the Plan, or (3) termination of the Participant's employment with the Employer.

             (c) For purposes of this Section, "required beginning date" means April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2.

             (d) Notwithstanding any other provision of this Plan, the entire interest of each Participant shall be distributed either (1) in a single, lump sum payment not later than the required beginning date, or (2) in a series of payments beginning not later than the required beginning date over the life of the Participant or over the lives of the Participant and a designated Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and a designated Beneficiary). If a Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the expected return multiples contained in Tables V and VI of 26 C.F.R. (S) 1.72-9. For purposes of this computation, life expectancies shall not be recalculated.

             (e) If (1) the distribution of a Participant's interest has begun in accordance with Subsection (d) and (2) the Participant dies before his entire interest has been distributed to him, the remaining portion of his interest shall be distributed at least as rapidly as under the method of distribution being used under Subsection (d) as of the date of his death.

             (f) Except as provided in Subsection (g), if a Participant dies before the distribution of his interest has begun in accordance with Subsection (d), the entire interest of the Participant shall be distributed within 5 years after his death.

             (g) For purposes of Subsection (f), any portion of a distribution that is payable to (or for the benefit of) a designated Beneficiary shall be treated as completely distributed on the date the distributions begin if.

                   (i) that portion is to be distributed (in accordance with regulations prescribed by the Secretary) over the life of the designated Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary), and

                   (ii) those distributions begin by the latest of (i) one year after the date of the Participant's death, (ii) any later date that the Secretary may establish by regulations, or (iii) if the Beneficiary is the Participant's surviving Spouse, the date that the Participant would have reached age 70-1/2.

             (h) If the designated Beneficiary is the surviving Spouse. of the Participant, and ir the surviving Spouse dies before the distributions to the Spouse begin, Subsections (e), M, and (g) shall be applied as if the surviving Spouse were the Participant.

             (i) For purposes of Subsection (g), payments shall be calculated by use of the expected return multiples specified in Tables V and VI of 26 C.F.R. (S) 1.72-9. Life expectancies of Beneficiaries shall be calculated at the time payment first commences without further recalculation.

             (j) For purposes of Subsections (d), (e), (f), and (g), if any amount paid to a child of the Participant becomes payable to the surviving Spouse when the child reaches the age of majority, that amount shall be treated as if it had been paid to the surviving Spouse.

             (k) The method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

     Section 8.11. Diversification.  Notwithstanding any other provision of this
                   ---------------
Plan, within 90 days after the end or each Plan Year in a Qualified Election Period, a Qualified Participant may elect in writing to require the Trustee to distribute at least 25% of his Accounts invested in Company Stock (to the extent that 25% of his Accounts in Company Stock exceeds the amount Lo which a prior election under this Subsection applies). In the case of the last year in the Qualified Election Period, the preceding sentence shall be applied by substituting 50% for 25%.

     Section 8.12. Stock Rights and Protections. Company Stock in a
                   ----------------------------
Participant's Accounts shall nut be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan. The protections and rights of this Section shall be nonterminable. If the Plan holds or has distributed Company Stock, the protections and rights shall continue to apply whether or not the Plan continues to be an employee stock ownership plan.

             (a) If a Participant receives a distribution of Company Stock and either (1) the Company Stock is not publicly-traded (within the meaning of 29 C.F.R. (S) 54.4975-7(b)(1)(iv) or (2) the Company Stock is subject to a trading limitation under federal or state securities law or regulations or an agreement that would make the Company Stock not as freely tradable as stock not subject to the limitation, then the Company Stock distributed to the Participant or his Beneficiary shall be subject to a put option as described in this Section. The Committee shall inform the Trustee if Company Stock to be distributed is subject to a restriction or limitation described in the preceding sentence.

             (b) The put option shall be exercisable by the Participant or his Beneficiary, by the donees of either, or by a person (including an estate or its distributes) to whom the Company Stock passes by reason of the death of the Participant or his Beneficiary.

             (c) The holder of the put option shall be entitled to put the Company Stock to the Employer. The Committee, however, shall have the authority to assume the rights and obligations of the Employer at the time the put option is exercised by directing the Trustee to repurchase the Company Stock. Under no circumstances may the put option bind the Plan.

             (d) The holder of the put option shall be entitled to exercise the option at any time during two option periods. The first option period shall be the 60-day period beginning on the date of the distribution of the Company Stock, and if the option is not exercised during that period, a second 60-day period shall begin in the following Plan Year pursuant to federal tax regulations. The period during which a put option is exercisable does not include any time when a holder of the option is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

             (e) A put option is exercised by the holder notifying the Employer in writing that the option is being exercised.

             (f) The exercise price for a put option shall be the value of the Company Stock (as determined pursuant to 26 C.F.R. (S) 54.4975-1 1(d)(5)) based on all relevant factors for determining the fair market value of the Company Stock and shall be made in good faith by an independent appraiser (within the meaning of Code paragraph 401(a)(28)). In the case of a transaction between the Plan and a Party in Interest with respect to the Plan, value shall be determined as of the date of the transaction. For all other purposes. value may be determined as of the most recent Valuation Date.

             (g) The terms of payment for the sale of Company Stock pursuant to a put option shall be as provided in the put and may be paid either in a lump sum or in substantially equal periodic installments (not less frequently than annually) as provided by the Committee. An agreement to pay through installments shall be permissible if the following requirements are satisfied:

                   (i) the agreement is adequately secured, as determined by the Committee,

                   (ii) a reasonable rate of interest is charged, as determined by the Committee,

                   (iii) installment payments begin not later than 30 days after the date the put option is exercised, and

                   (iv) the term of payment does not extend beyond 5 years from the date the put option is exercised.

     Section 8.13. Voting With Respect to Company Stock.  Each Participant (or
                   ------------------------------------
Beneficiary of a deceased Participant) shall have the right to direct the Trustee with respect to the vote of the shares of Company Stock allocated to his Accounts with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or similar transaction as the Secretary may prescribe by regulation. With respect to unallocated shares held in the Company Stock Suspense Account, allocated shares for which the Trustee does not receive timely direction, and all other corporate matters, the Trustee shall vote Company Stock as directed by the Committee.

     Section 8.14. Effect of Government Regulation on Payment of Benefits. If
                   ------------------------------------------------------
any regulation of the federal government or a federal agency prohibits or prevents the payment or distribution of benefits in the manner provided in the Plan, the Committee shall conform to the regulation without amendment of the Plan.

     Section 8.15. Inalienability of Benefits. Except as provided in this
                   --------------------------
Section, no Plan benefit shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, whether voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge a Plan benefit shall be void. The prohibition set out in the preceding sentence shall not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order.

     Section 8.16. Payments for Benefit of Incompetents. If any benefit is
                   ------------------------------------
payable to a minor or other person under legal disability and the Committee is aware of that person's status, the Committee shall direct that payments be made to the legal guardian of that person or to such other person or organization as a court of competent jurisdiction may direct.

     Section 8.17. Distribution of Leveraged Shares.  Notwithstanding any of the
                   --------------------------------
provisions of Sections 8.04, the distribution of a Participant's Accounts invested in the Leveraged Fund shall not include Leveraged Shares until the close of the Plan Year in which the Acquisition Loan is repaid in full.

     Section 8.18. Right of First Refusal. If a Participant receives a
                   ----------------------
distribution of Company Stock that is not readily tradable on an established market (within the meaning of Code subsection 409(h)) at the time of distribution, then the Company Stock distributed to the Participant shall be subject to a right of first refusal as described in this Section.

             (a) With respect to Company Stock subject to this Section and distributed by the Trustee, the Participant, the Trustee, and the Company shall enter into an agreement that, prior to any subsequent transfer, the Company Stock shall first be offered in writing to the Trust, and then, if refused by the Trust, to the Company.

             (b) The offering price and other terms to the Trust or the Company (whichever is applicable) shall be at a price equal to the greater of (1) the fair market value of the Company Stuck as determined pursuant to
     Section 6.02 or (2) the purchase price offered by a prospective buyer, other than the Company or the Trustee, making a good faith (as determined by the Committee) offer to purchase the Company Stock. Other conditions and terms of the sale shall not be less favorable to the shareholder than those offered by the prospective independent third party buyer.

             (c) The Trust or the Company (whichever is applicable) may accept the offer as to part or all of the Company Stock during a period not exceeding 14 days after receipt of written notification to the Trust that an offer by a third party to purchase the Company Stock lids been received by the shareholder.

             (d) If the offer is not accepted by the Trust or the Company, or both, the proposed transfer must be completed within 30 days following the end of the 14-day period described in Subsection (c). The sale must be completed on terms and conditions not less favorable to the shareholder than the terms and conditions of the third party buyer's prior offer.

     Section 8.19. Direct Transfers. A Participant or Beneficiary may elect that
                   ----------------
his Plan benefits be distributed in the form of a direct trustee-to-trustee transfer as provided in Code Section 401(a)(31).


                                  ARTICLE IX
                                 ADMINISTRATION

     Section 9.01. Administrator.  The Employee Benefits Committee shall be the
                   -------------
administrator of the Plan. The Committee shall consist of the number of members, not fewer than 3, that is specified from time to time by the Board of Directors. All members of the Committee shall be officers or Employees of the Employer. All members of the Committee shall serve without compensation.

     Section 9.02. Removal and Replacement of Committee Members. The members of
                   --------------------------------------------
the Committee shall hold membership at the pleasure of the Board of Directors and may be removed by the Board of Directors with or without cause. Any vacancy among the members shall be filled by the Board of Directors.

     Section 9.03. Disqualification and Resignation. On the date when a
                   --------------------------------
Committee member is no longer an officer or Employee of the Employer, he shall be disqualified from membership on the Committee. A member of the Committee may resign by delivering his written resignation to the Company. A resignation shall become effective on the date specified in the instrument of resignation.

     Section 9.04. Chairman, Services, and Counsel. The members of the Committee
                   -------------------------------
shall elect one of their members as Chairman and shall elect a secretary, who may be, but need not be, one of the members of the Committee. The Employer shall provide the Committee, at the Employer's expense, with such clerical, accounting, actuarial, and other services as the Committee may reasonably require in carrying out its responsibilities. The Committee may employ counsel, who may be, but need not be, counsel to the Employer.

     Section 9.05. Meetings. The Committee shall hold meetings upon such notice,
                   --------
at such places, and at such times as the Committee may from time to time determine.

     Section 9.06. Quorum. A majority of the members of the Committee at the
                   ------
time holding office shall constitute a quorum for the transaction of business. All resolutions and other actions taken by tile Committee at any meeting shall be by the vote of the majority of the members of the Committee present at the meeting.

     Section 9.07. Action Without Meeting. Any decision, order, direction, or
                   ----------------------
other action, including orders and directions to the Trustee, made in writing signed by a majority of the members of tile Committee at the time holding office shall constitute valid and effective action of the Committee, whether or not the matter to which that decision, order, direction, or other action pertains has already been acted upon at a duly called and held meeting of the Committee.

     Section 9.08. Notice to Trustee of Changes in Membership. The Trustee shall
                   ------------------------------------------
not be charged with notice of any change in the membership of the Committee unless and until it has received a certified copy of the resolution or vote of the Board of Directors effecting the change.

     Section 9.09. Correction of Defects. The Committee may correct any defect
                   ---------------------
or supply any emission or reconcile any error or inconsistency in its previous proceedings, decisions, orders, directions, or other actions in such manner and to such extent as it shall deem advisable to carry out the purposes of the Plan.

     Section 9.10. Reliance Upon Legal Counsel. The members of the Committee,
                   ---------------------------
and the Employer and its officers and directors, shall be entitled to rely upon all opinions given by legal counsel selected by the Committee.

     Section 9.11. Expenses.  In the performance of its duties, the Committee is
                   --------
authorized to incur reasonable expenses, including counsel fees, which shall, to the extent permitted by ERISA, be chargeable against the funds of the Trust if the expenses are not paid by the Employer.

     Section 9.12. Indemnification.  The Employer agrees to indemnify and hold
                   ---------------
harmless each member of the Committee against any cost, expense, or liability (including any sum paid in settlement of any claim with the approval of the Board of Directors) arising out of any act or omission to act as a member of the Committee, except only acts and emissions representing willful misconduct, fraud, or lack of good faith.

     Section 9.13. Powers and Duties of Committee.  Subject to the specific
                   ------------------------------
limitations stated in the Plan, the Committee shall have the following powers, duties, and responsibilities:

             (a)   To carry out the general administration of the Plan;

             (b) To cause to be prepared all forms necessary or appropriate for the administration of the Plan;

             (c) To keep appropriate books and records, including minutes of the meetings of the Committee;

             (d) To determine, consistent with the provisions of the Plan, the manner in which the Trust Assets shall be allocated and disbursed;

             (e) To give directions to the Trustee as to the amounts to be disbursed to Participants and others under the provisions of the Plan;

             (f) To establish written procedures for determining, and to determine in accordance with those procedures, whether a domestic relations order is a Qualified Domestic Relations Order;

             (g) To exercise all other powers and duties specifically conferred upon the Committee elsewhere in the Plan and the Trust Agreement;

             (h) To exercise all duties and responsibilities imposed by ERISA upon the Committee as administrator of the Plan;

             (i) To interpret, with discretionary authority, the provisions of the Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation, including eligibility, rights, and status of Participants and others under the Plan; and

             (j) To employ agents to assist it in performing its administrative duties.

The Committee shall at all times make similar decisions on similar questions involving similar circumstances. Subject to the provisions of ERISA and to the provisions of Article X relating to claims, all decisions of the Committee made in good faith on all matters within the scope of its authority under the provisions of this instrument shall be final and binding upon all persons.

     Section 9.14. Matters Specifically Excluded from Jurisdiction.
                   -----------------------------------------------
Notwithstanding any other provision of the Plan, the Committee shall have no power, duty, or authority with respect to determination of the amounts to be contributed by the Employer to the Trust.

     Section 9.15. Investment Manager.  The Committee may appoint an investment
                   ------------------
manager or managers to manage (including the power to acquire and dispose of any Trust Assets) those Trust Assets specified by the Committee, subject to the conditions of this Section.

             (a) An appointed investment manager must (1) be registered as an investment adviser under the Investment Advisers Act of 1940; (2) be a bank as defined in that Act; or (3) be an insurance company qualified to perform investment management services in more than one state.

             (b) An appointed investment manager must, prior to acting with respect to the Trust Assets acknowledge in writing that he accepts the duties given him under the Plan and that he is a fiduciary with respect to the Plan.

             (c) Upon the appointment of an investment manager, the Committee shall notify the Trustee of such appointment in writing, and shall deliver to the Trustee a copy of the instruments evidencing the appointment, copies of the written acknowledgment referred to in Subsection (b), and written directions concerning the proper segregation of the Trust Assets into separate investment accounts, if appropriate. The Committee's written notification shall constitute a warranty as to the investment manager's qualifications under section 3(38) of ERISA, and the Trustee shall be fully protected in relying on the investment manager's continued qualification and authority until otherwise notified in writing by the Committee. The Trustee shall follow the directions of an appointed investment manager regarding investment and reinvestment of Trust Assets. The Trustee shall be under no obligation to review or give advice with respect to the investment manager's directions.

             (d) The Trustee shall not be liable for the acts or omissions of the investment manager or be under an obligation to invest or otherwise manage any Trust Assets that are subject to management by the investment manager. The Trustee shall have no liability arising out of following the directions of the investment manager.

             (e) The Committee may remove an investment manager upon written notice to the Trustee, in which case the Trustee shall, until notified of the appointment of a successor investment manager, accept and manage the Trust Assets previously managed by the investment manager.


                                   ARTICLE X
                               CLAIMS PROCEDURES

  Section 10.01.    Presentation of Claims.  Any person believing himself to be
                    ----------------------
entitled to a benefit under the Plan may rile an application or claim fur the benefit with the Committee. The Committee may adopt and supply forms for benefit applications, but no claim shall be adversely affected because the claimant has not used the form adopted by the Committee. A claim for a benefit shall be deemed to have been made upon receipt by any member of the Committee of a written request for the benefit, signed by the claimant or his representative.

  Section 10.02.    Denial of Claims. Failure of a majority of the members of
                    ----------------
the Committee to agree as to the allowance of a claim or any part of it within 90 days after receipt of the claim by the Committee shall be considered to be a denial of the claim or the part of it as to which an agreement has not been reached. If a claim is denied in whole or in part, the Committee, within 90 days after receipt of the claim, shall give the claimant written notice of the denial. If special circumstances require extension of the 90-day response period, the Committee may extend the period for up to 90 additional days by notifying the claimant, within the original 90-day period, of the extension, the reason for it, and when a decision can be expected. The notice of a claim denial shall state, in a manner calculated to be understood by the claimant, the following:

          (a)       The specific reason or reasons for the denial;

          (b) Specific reference to the Plan provision or provisions on which the denial is based;

          (c) A description of any additional material or information that the claimant may need to perfect the claim, with an explanation of why the material or information is necessary; and

          (d) An explanation of the appeal right and procedure described in the next Section.

  Section 10.03.    Claimant's Right to Appeal Denial of Claim. A claimant whose
                    ------------------------------------------
claim is denied, wholly or in part, shall have the right of an appeal to the Committee for review of the denial. The following provisions shall apply to such right of appeal:

          (a) The request for review must be filed with the Committee within 90 days after written notice of denial of the claim.

          (b) The request shall be in writing signed by the claimant or his authorized representative.

          (c) The claimant shall have the right, upon request, to review records and documents in the possession of the Committee relating to the claim.

          (d) The claimant may submit issues, arguments, and other documents in writing to the Committee, with any documentary evidence in support of his claim.

          (e) The decision by the Committee shall be given to the claimant in writing within 60 days after receipt by the Committee of the claimant's request for review. If special circumstances require extension of the 60-day period, the Committee may extend the 60-day period for up to 60 additional days by notifying the claimant, within the original 60-day period, of the extension, the reason for it, and when a decision can be expected. If the decision denies the claim, in whole or in part, the decision shall state the specific reasons for the denial, including specific references to the Plan provision or provisions on which the denial is based, all stated in language calculated to be understood by the claimant.

                                  ARTICLE XI
              LIMITATIONS ON RIGHTS OF EMPLOYEES AND OTHER PERSONS

  Section 11.01.    In General. The Plan is strictly a voluntary obligation on
                    ----------
the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Employee or to be a consideration for, an inducement to, or a condition of the employment of any Employee. Neither the Employer, the Committee, nor the Trustee in any way guarantees against loss or depreciation of any Trust Assets or guarantees the payment of any benefit or amount that may become due under the Plan to any Participant, his Beneficiaries, or to any creditor of the Trust. Except as may be otherwise provided by ERISA, neither the Employer nor the Committee shall be liable to any person for any act or emission of the Trustee, nor shall the Trustee be liable to any person for any act or omission of the Employer or the Committee.

  Section 11.02.    No Increase or Impairment of Other Rights. Nothing contained
                    -----------------------------------------
in the Plan shall be deemed to give any Employee the right to be retained in the Employer's service or shall interfere with the Employer's right to discharge or otherwise terminate any Employee's employment.

  Section 11.03.    Trust Sole Source of Benefits.  Except as may be otherwise
                    -----------------------------
provided by ERISA, no person shall be entitled to any right or claim to benefits except to the extent that the right is specifically fixed under the terms or the Plan and there are Trust Assets available for payment of the benefits.

  Section 11.04.    Other Limitations of Liability.  Except as may be otherwise
                    ------------------------------
provided by ERISA, neither the Employer, the Committee, nor the Trustee shall be under any liability or responsibility for the validity or effectiveness of the Plan or the Trust Agreement, or for any failure of this Plan or the Trust to qualify at any time or for any period as a tax-exempt plan or trust under the provisions of the Code or any applicable law or for any tax or increase in tax on a Participant or Beneficiary because of any benefits.

                                  ARTICLE XII
                 PROVISIONS DESIGNED TO COMPLY WITH LIMITATIONS
                      ON CONTRIBUTIONS AND OTHER ADDITIONS

  Section 12.01.    Purpose and Construction of This Article.  This Article is
                    ----------------------------------------
included in the Plan to comply with limitations imposed by Code section 415, and all provisions of this Article shall be construed and applied accordingly.

  Section 12.02.    General Statement of Limitation.  Notwithstanding any other
                    -------------------------------
provision of the Plan, a Participant's Annual Addition shall not exceed the lesser of (a) $30,000 (or, if greater, one quarter of the dollar limitation in effect under Code subparagraph 415(b)(1)(A)) or (b) 25% of the Participant's Taxable Compensation for that Plan Year.

  Section 12.03.    Special Limitation Pursuant to Code Section 415(e).
                    --------------------------------------------------
Notwithstanding any other provision of the Plan, for any Participant who is a Participant in this Plan and has been a participant in a defined benefit plan of the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any Plan Year shall not exceed one. The defined benefit plan fraction for any year is a fraction with a numerator that is the projected annual benefit of the individual under all defined benefit plans of the Employer and with a denominator that is the lesser of (a) the product of
1.25 multiplied by the dollar limitation in effect under Code subparagraph 415(b)(1)(A) for that year or (b) the product of 1.4 multiplied by the amount of the limitation in effect under Code subparagraph 415(b)(1)(B) with respect to that individual for that year. The defined contribution plan fraction for any year is a fraction with a numerator that is the sum of the Annual Additions for all years to the individual's accounts in all defined contribution plans of the Employer and with a denominator that is the sum of the lesser of the following amounts determined for that year and for each prior year of service with the
Employer: (a) the product of l.25 multiplied by the dollar limitation in effect under Code subparagraph 415(c)(1)(A) for that year (determined without regard to Code paragraph 415(c)(6)), or (b) the product of 1.4 multiplied by the amount of the limitation in effect under Code subparagraph 415(c)(1)(B) with respect to the individual for that year. Notwithstanding the foregoing provisions, for any Plan Year for which the Plan is a Top-Heavy Plan, 1.0 shall be substituted for
1.25. To the extent that the limitations of this Section are exceeded, the appropriate adjustments shall be made under the defined benefit plan first.

  Section 12.04.    Adjustments to Allocation of Contributions. If a
                    ------------------------------------------
Participant's Annual Addition would exceed the limitations of this Article for a Plan Year as a result of a reasonable error in estimating a Participant's Taxable Compensation, or under other limited facts and circumstances that the Commissioner of Internal Revenue rinds justify the availability of' the rules set forth in this Section, then the Participant's Annual Addition shall be adjusted to the extent necessary to comply with the applicable limitation. Any excess contribution adjusted pursuant to this Section shall be reallocated as provided in the Section of the Plan relating to the contribution being reallocated. If the reallocation required by the preceding sentence would cause the amounts allocated to the Accounts of all Participants to exceed the limitation set out in Section 12.02 for a Plan Year, then the excess amounts shall be held unallocated in a suspense account in the Trust and allocated in succeeding Plan Years, in order of time, to the maximum extent permitted by
Section 12.02, until the account is exhausted. If a suspense account is in existence at any time during a Plan Year, other than the Plan Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of this Article) before any contributions that would constitute Annual Additions may be made for the Plan Year.


                                 ARTICLE XIII
                       AMENDMENT AND TERMINATION OF PLAN

  Section 13.01.    Amendments in General. The Company reserves the right to
                    ---------------------
modify or amend the Plan in whole or in part at any time or from time to time by action of its Board of Directors. The Company may not, however, make any modification or amendment that materially affects the rights, duties, or responsibilities of the Trustee, unless the Trustee consents in writing to the modification or amendment. Moreover, except as otherwise permitted by the Code and ERISA, the Company may not make a modification or amendment that:

          (a)       will reduce the Accounts of any Participant;

          (b) will eliminate an optional form of distribution with respect to benefits accrued before the amendment;

          (c) will make it possible for any part of the principal or income of the Trust to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Beneficiaries, and other persons entitled to benefits under the Plan; or

          (d) will permit any part of the principal or income of the Trust to revert to the Employer.

  Section 13.02.    Amendments Necessary to Bring Plan into Compliance with the
                    -----------------------------------------------------------
Code and ERISA. Notwithstanding any other provision of the Plan, any
--------------
modification or amendment of the Plan may be made, retroactively if necessary, that may be required to cause the Trust to constitute a qualified trust under the applicable provisions of Code and ERISA.

  Section 13.03.    Amendments to Vesting Provisions. No amendment to the
                    --------------------------------
vesting provisions of the Plan shall deprive a Participant of his nonforfeitable rights to benefits accrued before the date of the amendment. Further, if the Plan's vesting provisions are amended, each Participant with at least 3 Years of Vesting Service may elect, within the period specified in the following sentence, to have his nonforfeitable percentage computed under the Plan without regard to the amendment. The period during which the election may be made shall begin with the date the amendment is adopted and shall end 60 days after the latest of the following events occurs: (a) the amendment is adopted, (b) the amendment becomes effective, or (c) the Participant is issued written notice of the amendment by the Employer.

  Section 13.04.    Termination of Plan. The Plan is intended to be permanent,
                    -------------------
and the Trust created in support of the Plan is intended to be irrevocable, except in the manner and to the extent otherwise provided in the Plan or in the Trust Agreement. The Employer hopes to maintain the Plan indefinitely and to continue contributions to the Trust under the Plan, but the Employer has no obligation or liability whatsoever to maintain the Plan or to continue contributions to the Trust for any given length of time. The Plan shall terminate upon the occurrence of any of the following circumstances:

          (a) termination of the business of the Employer without provision for continuing the Plan, except that provision may be made by which the Plan will be continued by the successor to the Employer or any transferee of all or substantially all of its assets and business, and, in the event that an election is made to continue the Plan, the successor or purchaser shall automatically become substituted for the Employer hereunder;

          (b) legal adjudication of the Employer its a bankrupt; a general assignment by the Employer to or for the benefit of its creditors; or the voluntary or involuntary dissolution of the Employer; or

          (c) termination of the Plan by the Employer upon notice delivered to the Trustee.

  Section 13.05.    Effect of Termination on Trust. Upon termination of the
                    ------------------------------
Plan, no further contributions to the Trust shall be made, except that the Employer shall thereupon promptly pay Lo the Trust the unpaid balance, if any, of any contribution required of the Employer with respect to tile last completed Plan Year preceding the date of termination. If the Plan is terminated by fewer than all Employers, it will continue in effect for Participants employed by the remaining Employers.

  Section 13.06.    Payment of Benefits Upon Termination. Upon termination of
                    ------------------------------------
the Plan, the Trustee shall use any shares of Company Stock held in the Company Stock Suspense Account to satisfy any outstanding Acquisition Loan, and the balance of any proceeds remaining shall be allocated among Participants' Accounts invested in the Leveraged Fund in proportion to their Plan Compensation. Upon termination of the Plan, the Trust shall continue in existence for the purpose of administering the Trust Assets and the payment in full of all benefits pursuant to the provisions of Article VIII.

  Section 13.07.    Post-Termination Powers of Trustee, Committee, Company, and
                    -----------------------------------------------------------
Employer.  Notwithstanding the termination of the Plan, the Trustee, the
--------
Committee, and the Employer shall have and retain thereafter all requisite power and authority to take every step and Lo do all acts and things necessary, requisite, or appropriate to complete distribution of the Trust Assets as provided herein, including, but not limited to, the power of the Trustee to sell or transfer the Trust Assets in the process of liquidation.


                                  ARTICLE XIV
                     PROVISIONS RELATING TO TOP-HEAVY PLAN

  Section 14.01.    Construction of this Article. This Article shall be
                    ----------------------------
construed in accordance with Code section 416 and the regulations thereunder.

  Section 14.02.    Top-Heavy Determination. For each Plan Year, the Committee
                    -----------------------
shall determine whether the Plan is a Top-Heavy Plan.

          (a) The Plan shall be determined to be a Top-Heavy Plan if it satisfies either Paragraph (1) or Paragraph (2).

                    (i) Except as provided in Paragraph (3), the Plan shall be a Top-Heavy Plan for a Plan Year if, as of the Determination Date, the aggregate of the Accounts of Key Employees exceeds 60% of the aggregate of all the Accounts of all Employees.

                    (ii) Except as provided in Paragraph(3), the Plan shall be a Top-Heavy Plan for a Plan Year if it is included in a Required Aggregation Group that is a Top-Heavy Group for the Plan Year.

                    (iii) The Plan shall not be a Top-Heavy Plan for a Plan Year if it is included in an Aggregation Group (whether a Required Aggregation Group or a Permissive Aggregation Group) that is not a Top-Heavy Group for the Plan Year.

          (b) An Aggregation Group shall be a Top-Heavy Group for the Plan Year if (as of the respective Determination Dates that occur in the same calendar year for each of the plans in the Aggregation Group) the sum of:

                    (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit Retirement Plans included in the Aggregation Group, and

                    (ii) the aggregate balances of the accounts of Key Employees under all defined contribution Retirement Plans included in the Aggregation Group,

      exceeds 60% of a similar sum determined for all Employees.

          (c) In making the determinations required by this Section, the rules of Section 14.03 shall apply.

  Section 14.03.    Special Rules Relating to Determination of Top-Heavy Status.
                    -----------------------------------------------------------
In making the determinations required by this Article, the following rules shall apply:

          (a) In determining the present value of an Employee's accrued benefits under any defined benefit Retirement Plan, the mortality table and interest rate set out in that Retirement Plan shall be used.

          (b) For purposes of determining the present value of an Employee's accrued benefit and accounts under this Article, distributions made with respect to the Employee during the 5-year period ending on the Determination Date shall be taken into account. The preceding sentence shall also apply Lo distributions under a terminated Retirement Plan that would have been required to be included in the Aggregation Group if the Retirement Plan had not been terminated.

          (c) All Retirement Plans included in the Required Aggregation Group must be aggregated to determine whether they constitute a Top-Heavy Group.

          (d) If an individual is a Non-Key Employee with respect to any Retirement Plan for a Plan Year, but the individual was a Key Employee with respect to the Retirement Plan for any prior Plan Year, no accrued benefit or account of the Employee shall be taken into account in determining top-heavy status.

          (e) If an individual has not performed any service for the Employer at any time during the 5-year period ending on the Determination Date, the accrued benefits and accounts of that individual shall not be taken into account.

          (f) For purposes of determining the present value of the accrued benefit of an Employee other than a Key Employee, the accrued benefit shall be determined (1) under the method used for accrual purposes for all Retirement Plans of the Employer, or (2) if there is no method described in Clause (1), as if the benefit accrued not more rapidly than the slowest accrual rate permitted under Code subparagraph 41 1(b)(1)(C).

                                  ARTICLE XV
                            MISCELLANEOUS PROVISIONS

  Section 15.01.    Merger, Consolidation, or Transfer of Assets or Liabilities.
                    -----------------------------------------------------------
The Plan shall not merge with, consolidate with, or transfer any of its assets or liabilities to any other plan unless each Participant in the Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

  Section 15.02.  No Duplication of Benefits.  Nothing in this Plan shall be
                  --------------------------
construed to permit any duplication of the benefits of a former Participant upon his re-entry into the Plan as a Participant after retirement or Separation from Service. Any such duplication of benefits is specifically prohibited.

  Section 15.03.    Named Fiduciaries.  The Company and the Committee are hereby
                    -----------------
designated as named fiduciaries with respect to the Plan. Each named fiduciary shall have only such authority as to the control and management of the operation and administration of the Plan as is specifically given to it by the provisions of the Plan. No named fiduciary shall be subject to the direction or control of another named fiduciary except to the extent, and in the manner, specifically provided herein or in the Trust Agreement. Each named fiduciary shall discharge his duties with respect to the Plan in accordance with the applicable provisions of ERISA.

  Section 15.04.    Bonding. Each fiduciary of the Plan and Trust and each
                    -------
person who handles funds of the Plan and Trust shall be bonded, except a corporate Trustee who is exempt from the ERISA bonding requirements.

  Section 15.05.    Prohibition Against Receipt of Transfers From Certain
                    -----------------------------------------------------
Qualified Plans. No transfer of funds with respect to a Participant shall be
---------------
accepted by the Plan if the transfer would cause the Plan to be a direct or indirect transferee (within the meaning of Code clause 401(a)(11)(13)(111)) of a Plan to which Code paragraph 401(a)(11) applies. This Section shall not be construed to authorize the acceptance by the Plan of a transfer not otherwise authorized under the terms of the Plan.


                                  ARTICLE XVI
                             OTHER EFFECTIVE DATES

  Except as otherwise provided, all amendments reflected in this restatement are effective March 1, 1992. Because of certain earlier amendments required by the Tax Reform Act of 1986 and other federal law, Sections 8-11 (diversification),
8.12 (put option), 4.05 (limitation on Matching Contributions) and Subsection
2.01 (e) (definition of "Annual Addition") are effective March 1, 1987; and Sections 8.01 through 8.06 (to the extent any Employer discretion with respect to distributions is deleted) are effective March 1, 1989. Section 8.19 (direct transfers of distributions) is effective January 1, 1993.

  Shepard Poorman Communications Corporation has caused this Shepard Poorman Communications Corporation Employee Stock Ownership Plan to be signed by its duly authorized officers this _____ day of _______________, 1992.

                            SHEPARD POORMAN COMMUNICATIONS
                              CORPORATION


                            By: _____________________________________
                                            (Signature)

                            _________________________________________
                                              (Printed)

                            _________________________________________
                                              (Office)
ATTEST:

______________________________________
               (Signature)

______________________________________
               (Printed)

______________________________________
               (Office)

  Effective January 1, 1992, Shepard Poorman Graphics, Inc., has adopted this amendment and complete restatement of Shepard Poorman Communications corporation Employee Stock Ownership Plan on this _____ day of _______________, 1994.

                            SHEPARD POORMAN GRAPHICS, INC.


                            By: _____________________________________
                                              (Signature)

                            _________________________________________
                                              (Printed)

                            _________________________________________
                                              (Office)
ATTEST:

______________________________________
               (Signature)

______________________________________
               (Printed)

______________________________________
               (Office)

  Effective January 1, 1993, Weimer Graphics, Inc., has adopted this Shepard Poorman Communications Corporation Employee Stock Ownership Plan on this _____ day of ________________, 1994.

                            WEIMER GRAPHICS, INC.


                            By: _____________________________________
                                          (Signature)

                            _________________________________________
                                            (Printed)

                            _________________________________________
                                            (Office)

ATTEST:

_______________________________________
               (Signature)

_______________________________________
               (Printed)

_______________________________________
               (Office)

                             ADDENDUM TO ARTICLE V


  Pursuant to Section 5.02 of the Plan, Salary Reduction Accounts and Rollover Accounts shall be invested in the following Non-ESOP Funds:

  Equity Index Fund -- INB's Equity Index Fund replicates the performance of the Standard and Poor's 500 Index, a widely accepted benchmark for equity performance comparisons. Comprised of industrial, utility, financial and transportation stocks, the Equity Index Fund is designed to reflect the Industrial composition of the U.S. economy. The companies represented in the Fund account for approximately 70% of the value of all publicly traded U.S. common stocks.

  Pooled Fixed Income Fund -- This Fund is characterized by fixed income investments principally in the short to intermediate maturity range of three to seven years. The Fund is made up of U.S. Treasury issues, other Government obligations and very high quality corporate bonds. The investment objective of the Fund is to earn a consistent, above-average total rate of return without taking excessive risk.

  Principal Stability Fund -- The Principal Stability Fund is a Pooled fund containing fixed and variable rate guaranteed investment contracts (GICs) issued by insurance companies. This fund has as its investment objectives: (1) safety of principal, (2) diversification of issuer and maturity, and (3) competitive rate of return

  Company Stock Fund -- The Company Stock Fund is a fund containing Shepard Poorman Communications Corporation common stock as well as cash.

  Pursuant to Subsection 5.02(b), the Principal Stability Fund is designated as the Fund in which accounts will be invested in the absence of Participation direction.

                               FIRST AMENDMENT TO
                   SHEPARD POORMAN COMMUNICATIONS CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                         -----------------------------


  This First Amendment to the Shepard Poorman communications Corporation Employee Stock Ownership Plan (the "Plan") is adopted by Shepard Poorman Communications Corporation (the "Company").

                                   BACKGROUND
                                   ----------

     A.   Effective March 1, 1987, the Company adopted the Plan.

     B.   Effective March 1, 1992, the Plan was restated in its entirety.

     C.   The Company now wishes to amend the Plan further.

                                   AMENDMENT
                                   ---------

  The Plan is hereby amended as follows:

  1. Effective March 1, 1993, Section 2.01(bb) of the Plan is amended to read as follows:

     (bb) "Employer" means the Company and any Related Employer that adopts the Plan. For purposes of crediting service for eligibility to participate, the term "Employer" includes Weimer, Incorporated. For purposes of crediting service for eligibility to participate and vesting, and except as otherwise provided, for purposes of the rules set out in Articles XII and XIV, the term "Employer" includes any Related Employer.

  2. Effective March 1, 1993, a new sentence is added to Subparagraph 8.04(c)(ii) to read as follows:

     Notwithstanding the preceding sentence, Participants who Separate from Service during the first quarter of the 1993 Plan Year as a result of the Company's reduction in force shall be entitled to receive their distributions as soon as administratively feasible after Separation from Service.

  3. Effective January 1, 1993, a new Article XVII is added to the Plan to read as follows:

                                  ARTICLE XVII
                                DIRECT ROLLOVERS

     Section 17.01.  Election.  Notwithstanding any provision of the Plan to the
                  --------
  contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

        Section 17.02.  Definitions.
                        -----------

        (a) "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of 10 years or more; any distribution to the extent the distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock).

        (b) "Eligible Retirement Plan" means an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

        (c) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who-is the alternate payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the Spouse or former Spouse.

        (d) "Direct Rollover" means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

   Shepard Poorman Communications Corporation has caused this First Amendment to Shepard Poorman Communications Corporation Employee Stock Ownership Plan to be signed by its duly authorized officer this ______ day of ______________, 1993.

                    SHEPARD POORMAN COMMUNICATIONS CORPORATION


                                              (Signature)

                                     _____________________________
                                              (Printed)

                                     _____________________________
                                              (Office)

                              SECOND AMENDMENT TO
                   SHEPARD POORMAN COMMUNICATIONS CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                         -----------------------------

        This Second Amendment to Shepard Poorman Communications Corporation Employee Stock ownership Plan (the "Plan") is adopted by Shepard Poorman Communications Corporation (the "Company").

                                   BACKGROUND
                                   ----------

        A.  Effective March 1, 1987, the Company adopted the Plan.

        B.  Effective March 1, 1992, the Plan was restated in its entirety.

        C.  The Plan has been amended by a First Amendment.

        D.  The Company now wishes to amend the Plan further.

                                   AMENDMENT
                                   ---------

        The Plan is hereby amended as follows:

        1. Effective March 1, 1994, Section 2.01(tt) of the Plan is amended to read as follows:

            (tt) "Plan Compensation" means, with respect to an Employee for a Plan Year, the Employee's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer to the extent that amounts are includable in gross income, including commissions, bonuses, and overtime compensation, plus salary reduction contributions made on behalf of the Employee for the Plan Year; provided, however, that Plan Compensation shall not include any reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits. In no event shall a Participant's Plan Compensation for a Plan Year exceed $150,000 as adjusted to reflect increases in the limitation pursuant to Code paragraph 4 01(a)(17). In determining an Employee I s Plan Compensation, the rules of Code paragraph 414(q)(6) shall apply, except that in applying those rules, the term "family" shall include only the Employee's Spouse and the Employee's lineal descendants who have not attained age 19 before the close of the Plan Year. If as a result of the application of the rules of Code paragraph 414(q)(6) the adjusted $150,000 limitation is exceeded, the limitation shall be prorated among the affected individuals in proportion to each individual's Plan Compensation as determined under this Section prior to the application of the limitation.

        2. Effective September 1, 1994, the Addendum to Article V of the Plan is amended to read as follows:

            Pursuant to Section 5.02 of the Plan, Salary Reduction Accounts and Rollover Accounts shall be invested in the following Non-ESOP Funds:

        FIDELITY MAGELLAN FUND - Fidelity Magellan Fund seeks capital appreciation. It invests primarily in common stocks and convertible securities, with up to 20% of its assets invested in debt securities of all types and qualities. It features domestic corporations operating primarily in the United States, domestic corporations that have significant activities and interests outside the U.S., and foreign companies. No limitations are placed on total foreign investment, but no more than 40% of its assets will be invested in companies operating exclusively in one foreign country. The Fund may be appropriate for investors seeking long-term growth who do not require a steady flow of income.

        BERGER 100 FUND - Berger 100 Fund seeks long-term capital appreciation and income is incidental. It invests primarily in common stocks of established companies. It may also purchase other types of securities, such as convertibles, government issues, senior debt, and preferred stocks. The Fund may purchase put and call options on stock indices with up to 1% of Fund assets. Foreign issues may be purchased by the Fund without a specified limit. The Fund may invest in zero coupon bonds and "strips." The Fund may be appropriate for investors seeking long-term capital appreciation who are comfortable assuming the risks and volatility of an aggressive growth fund, and do not require a steady flow of income. It may be best viewed as a long-term investment, because the return may be volatile over the short term.

        OPPENHEIMER MAIN STREET INCOME AND GROWTH FUND CLASS A - Oppenheimer Main Street Income and Growth Fund Class A seeks total return. it invests in income-producing common stocks, preferred stocks, convertible securities, bonds, debentures, and notes. The percentage of the Fund's portfolio invested in the different types of permitted investments and the maturities of debt instruments vary from time to time. The Fund may purchase convertible securities rated as low as D. The Fund may be appropriate for investors seeking appreciation and quarterly dividends. It may be best viewed as a long-term investment, because the return may be volatile over a short-term period. Coupling this growth potential with income investing, the Fund offers investors participation in rising markets and valuable downside protection.

        STRONG GOVERNMENT SECURITIES FUND - Strong Government Securities Fund seeks current income with capital appreciation as a secondary objective. The Fund normally invests at least 80% of its assets in government securities. The balance of assets may be invested in other investment-grade fixed-income securities. The Fund may engage in hedging activities through the use of futures and options contracts. It expects a relatively high turnover rate, but intends to limit turnover so that realized gains on securities held for less than three months do not exceed 30% of its gross income. The average-weighted portfolio maturity varies in response to changing interest rates. The Fund may be appropriate for investors seeking a higher level of income and who are willing to accept a higher degree of interest rate risk.

        SPARTAN MONEY MARKET FUND - Spartan Money Market Fund invests in U.S. Government obligations, certificates of deposit, banker acceptance, commercial paper, and repurchase agreements.

        COMPANY STOCK FUND - The Company Stock Fund contains Shepard Poorman Communications Corporation common stock and cash.

       Pursuant to Subsection 5.02(b), the Spartan Money Market Fund is designated as the Fund in which accounts will be invested in the absence of Participant direction.

  Shepard Poorman Communications corporation has caused this Second Amendment to Shepard Poorman communications Corporation Employee Stock Ownership Plan to be signed by its duly authorized officer this ______ day of _____________, 1994.

                    SHEPARD POORMAN COMMUNICATIONS CORPORATION


                                              (Signature)

                               _____________________________________
                                              (Printed)

                               _____________________________________
                                              (Office)

ATTEST:


By:_____________________________________

Printed: _______________________________

Title: _________________________________

                             THIRD AMENDMENT TO THE
                   SHEPARD POORMAN COMMUNICATIONS CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                         -----------------------------

  WHEREAS, Shepard Poorman Communications Corporation (hereafter the "Company") is the sponsoring employer of an employee pension benefit plan known as the Shepard Poorman Communications Corporation Employee Stock Ownership Plan (hereafter the "Plan"); and

  WHEREAS, in connection with the Plan the Company has entered into an employee benefit trust agreement (hereafter the "Trust Agreement") with Peoples Bank and Trust Company, Indianapolis, Indiana (hereafter the "Trustee"), effective October 24, 1994; and

  WHEREAS, the Company has reserved in Section 13.01 of the Plan the right to amend the Plan in whole or in part at any time or from time to time by action of its Board of Directors, except that the Company may not make a modification or amendment that materially affects the rights, duties or responsibilities of the Trustee without the written consent of the Trustee to such modification or amendment; and

  WHEREAS, the directors of the Company have adopted an amendment to the Plan to enable the Company to direct the Trustee with respect to the purchase, sale, retention or distribution of stock which at any time constitutes stock of Day Dream Publishing, Inc.; and

  WHEREAS, the directors of the Company have authorized and directed the Chief Executive officer of the Company to prepare a third amendment to the Plan and to execute same on behalf of the Company; and

  WHEREAS, the Trustee desires to consent to such amendment;

  NOW, THEREFORE, the Plan is hereby amended, effective February 1, 1995, by the following Third Amendment:

  1. Section 5.03 ("Investment of Matching Accounts, Basic Accounts and Bonus Accounts"), the first sentence thereof, is hereby amended in its entirety to read as follows:

       "The Trust Assets attributable to Matching Accounts Basic Accounts and Bonus Accounts shall be invested in the ESOP Funds or in such other instruments as are directed by the Company pursuant to Section 5.07."

    2. Article V ("Investments and Accounts") is hereby amended by the addition of the following new section 5.07:

    "Section 5.07 Directed Investments.
     ---------------------------------

          Any provision of this Plan or the Trust Agreement to the contrary notwithstanding, the Trustee shall as directed by- the Company in a writing executed by the Chief Executive officer of the Company, from time to time, and upon such terms and conditions as so directed by the Company, purchase, sell, retain, distribute or otherwise act with respect to any stock which constitutes stock of Day Dream Publishing, Inc. The Trustee's duties and responsibilities with respect to the purchase, sale, retention, distribution or other action with respect to such stock shall be limited to effecting the written direction of the Company, discretionary, fiduciary responsibility with respect to such matters being hereby allocated to the Company."

  In Witness Of the adoption of the Third Amendment to the Plan, this amendment is hereby executed by the Chief Executive Officer of the Company on the _____ day of February, 1995.

                            SHEPARD POORMAN COMMUNICATIONS CORPORATION

                            ___________________________________________
                                              (Signature)

                            ___________________________________________
                                              (Printed)

                             ___________________________________________
                                              (Office)
ATTEST:


By: ________________________________


Printed: ___________________________


Title: _____________________________


                               CONSENT OF TRUSTEE

  Peoples Bank and Trust Company hereby consents to the foregoing Third Amendment to the Shepard Poorman Communications Corporation Employee Stock Ownership Plan effective February 1, 1995.

                            PEOPLES BANK AND TRUST COMPANY


                    By: ___________________________________


                    Printed: ______________________________


                    Title: ________________________________

                                 FOURTH AMENDMENT TO
                   SHEPARD POORMAN COMMUNICATIONS CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                         -----------------------------

  This Fourth Amendment to Shepard Poorman Communications Corporation Employee Stock Ownership Plan (the "Plan") is adopted by Shepard Poorman Communications Corporation (the "Company").

                                   BACKGROUND
                                   ----------

     A.   Effective March 1, 1987, the Company adopted the Plan.

     B.   Effective March 1, 1992, the Plan was restated in its entirety.

     C.   The Plan has been amended by a First, Second and Third Amendment.

     D.   The Company now wishes to amend the Plan further.

                                   AMENDMENT
                                   ---------

  The Plan is hereby amended as follows:

  1.   Effective March 1, 1989, section 1.01 is amended to read as follows:

       Section 1.01.  Designation and Purpose.  This Plan is a continuation and
                      -----------------------
  complete restatement of the Shepard Poorman Communications Corporation Employee Stock Ownership Plan, originally effective March 1, 1987. Except as otherwise specifically provided in the Plan, the effective date of this Plan, as restated, is March 1, 1989. The purposes of the Plan are to assist Employees of the Employer in the accumulation of funds for retirement and to enhance the interest of Employees in the efficient and successful operation of the Employer. The Plan consists of two portions. The portion of Plan assets invested in the Non-ESOP Funds is intended to qualify as a profit sharing plan under Code subsections 401(a), 401(k), and 501(a). The portion of Plan assets invested in the ESOP Funds is intended to qualify as a stock bonus plan and an employee stock ownership plan under the provisions of Code subsection 401(a) and Code paragraph 4975(e)(7).

  2.   Effective March 1, 1989, section 2.01(aa) is amended to read as follows:

       (aa) "Employee" means any person employed by the Employer. For purposes of crediting service for eligibility to participate and vesting and, except, as otherwise provided, for purposes of the rules set out in Articles XII and XIV, the term "Employee" includes a "leased employee;" provided, however, that an individual shall not become a Participant unless he is an Employee without regard to this sentence. For purposes of this Subsection, a "leased employee" is any person who performs services for another person, the "recipient," but who is not an employee of the recipient, if (1) the services are provided pursuant to an agreement between the recipient and any other person, (2) the person has performed services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (3) the services are of a type historically performed in the business field of the recipient by employees. Notwithstanding the preceding sentence, a leased employee shall not include a person who is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code paragraph 415 (c) (3) , but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code section 125, 402(e)(3), 402(h)(1)(B) or 403(b), (2) immediate participation, and (3) full and immediate vesting, provided the leased employees do not constitute more than 20% of the recipient's nonhighly compensated work force.

3. Effective March 1, 1989, section 2. 01 (gg) is amended to read as follows:

       (gg) "Highly Compensated Participant" means a Participant who is a highly compensated active Employee or highly compensated former Employee. A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year (1) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Code subsection 415(d) ) ; (2) received compensation from the Employer in excess of $50, 000 (as adjusted pursuant to Code subsection 415(d)) and was a member of the top-paid group of the year; or (3) was an officer of the Employer and received compensation during the year that is greater than 50 percent of the dollar limitation in effect under Code subparagraph 415(b)(1)(A). The term highly compensated Employee also includes (1) an Employee who is both described in the preceding sentence if the term "determination year" is substituted for the term "lookback year', and is one of the 100 Employees who received the most compensation from the Employer during the determination year; and (2) an Employee who is a 5 percent owner at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (3) above during either a determination year or look-back year, the highest paid officer for the year shall be treated as a highly compensated Employee. For purposes of this Subsection, the determination year shall be the Plan Year. The lookback year shall be the twelve-month period immediately preceding the determination year.

       A highly compensated former Employee includes any Employee who terminated employment (or was deemed to have terminated employment) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the Plan Year during which he terminated employment or any determination year ending on or after the Employee's 55th birthday.

       If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a highly compensated Employee who is one of the 10 most highly compensated Employees ranked on the basis of compensation paid by the Employer during the year, then the family member and the 5 percent owner or top-10 highly compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of the compensation and contributions or benefits of the family member and 5 percent owner or top-10 highly compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants or the Employee or former Employee, and the spouses of those lineal ascendants and descendants.

        The determination of who is a Highly Compensated Participant, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers, and the compensation that is considered, will be made in accordance with Code subsection 414(q).

4.      Effective March 1, 1989, section 2.01(s) is amended to read as follows:

        (s) "Contribution Ratio" means, with respect to a Participant for a Plan Year, the ratio of (1) to (2), calculated to the nearest one-hundredth of one percent, where (1) is the Matching Contributions paid to the Trust on the Participant's behalf and (2) is the Participant's Plan Compensation for the Plan Year. In determining Contribution Ratios, the following rules shall apply:

               (1) Matching Contributions and any matching and employee
                   contributions made under any other plans that are aggregated with the Plan for purposes of Code paragraph 401 (a) (4) and subsection 410 (b) (other than Code clause 410(b)(2)(A)(ii)) are treated as made under a single plan, and if the Plan and any other plans are permissively aggregated for purposes of Code subsection 401(m), the aggregated plans must also satisfy Code paragraph 401(a)(4) and subsection 410(b) as though they were a single plan.

               (2) The Contribution Ratio of a Highly Compensated Participant
                   will be determined by treating all plans subject to Code subsection 401(m) under which the Highly Compensated Participant is eligible (other than those that may not be permissively aggregated) as a single plan.

               (3) In the case of a Highly Compensated Participant who is subject to the family aggregation rules of Code paragraph 414(q)(6) because the Participant is either a 5% owner or one of the 10 most highly compensated employees, the Contribution Ratio for the family group (which is treated as one Highly Compensated Participant) is the Contribution Ratio determined by combining the Matching Contributions, Plan Compensation, and amounts treated as Matching Contributions of all eligible family members. In the case of all other Highly Compensated Participants and non-Highly Compensated Participants, the Contribution Ratio is determined without regard to the Matching Contributions, Plan Compensation, and amounts treated as Matching Contributions of all family members.

5.      Effective March 1, 1989, section 2.01(u) is amended to read as follows:

        (u) "Deferral Ratio" means, with respect to a Participant for a Plan Year, the ratio of (1) to (2), calculated to the nearest one-hundredth of one percent, where (1) is the Salary Reduction Contributions paid to the Trust on the Participant's behalf and

(2) is the Participant's Plan Compensation for the Plan Year. In determining Deferral Ratios, the following rules shall apply:

               (1) Salary Reduction Contributions and any salary redirection contributions made under any other plans that are aggregated with the Plan for purpose of Code paragraph 401 (a) (4) and subsection 410 (b) (other than Code clause 410(b)(2)(A)(ii)) are treated as made under a single plan, and if this Plan and any other plans are permissively aggregated for purposes of Code subsection 401(k) , the aggregated plans must also satisfy Code paragraph 401 (a) (4) and subsection 410 (b) as though they were a single plan.

               (2) The Deferral Ratio of a Highly Compensated Participant will be determined by treating all plans subject to Code subsection 401 (k) under which the Highly Compensated Participant is eligible (other than those that may not be permissively aggregated) as a single plan.

               (3) In the case of a Highly Compensated Participant who is subject to the family aggregation rules of Code paragraph 414(q)(6) because the Participant is either a 5-'6 owner or one of the 10 most highly compensated employees, the Deferral Ratio for the family group (which is treated as one Highly Compensated Participant) is the Deferral Ratio determined by combining the Salary Reduction Contributions, Plan Compensation, and amounts treated as Salary Reduction Contributions of all eligible family members. In the case of all other Highly Compensated Participants and non-Highly Compensated Participants, the Deferral Ratio is determined without regard to the Salary Reduction Contributions, Plan Compensation, and amounts treated as Salary Reduction Contributions of all family members.

6. Effective March 1, 1989, section 4.03(b) (2) is amended to read as follows:

        (2) The portion of any Salary Reduction Contribution that has been contributed to the Plan and is attributable to a reduction in a Participant's Deferral Ratio pursuant to Paragraph (1) shall be regarded as an excess Salary Reduction Contribution. To the extent necessary to ensure compliance with the limitations of Subsection (a), the Trustee shall return all excess Salary Reduction Contributions, together with all income allocable thereto, to the Participant on whose behalf the Contributions were made within one year after
the end of the Plan Year for which the Contributions were made.   In the case of
a family group treated as one Highly Compensated Participant pursuant to Paragraph 2.01(u)(3), the Trustee shall allocate the excess Salary Reduction Contributions of the family group among the family members in proportion to the Salary Reduction Contributions of each family member and return all excess Salary Reduction Contributions, together with all income allocable thereto, in accordance with the preceding sentence.

7. Effective March 1, 1989, a new section 4.03(d) is added to read as follows:

        (d) For purposes of subsections (b) (2) and (c) , the income allocable to excess Salary Reduction Contributions or excess Elective Deferrals, whichever is applicable, shall be equal to the income allocable to the Participant's Salary Reduction Account for the Plan Year [determined in accordance with
Section 6.04] multiplied by the ratio of the Participant Is excess Salary Reduction Contributions or excess Elective Deferrals, whichever is applicable, for the Plan Year, to the sum of the balance of the Salary Reduction Account at the beginning of the Plan Year and all Salary Reduction Contributions for the Plan Year.

8. Effective March 1, 1989, a new section 4.03(e) is added to read as follows:

        (e) For purposes of subsections (b) and (c), the excess Salary Reduction Contributions to be returned will be reduced by any excess Elective Deferrals previously distributed for the taxable year ending in the same Plan Year, and the excess Elective Deferrals to be distributed for a taxable year will be reduced by any excess Salary Reduction Contributions previously returned for the Plan Year beginning in the taxable years.

9. Effective March 1, 1989, section 4.05(c) (2) is amended to read as follows:

        (2) That portion of any Matching Contribution attributable to a reduction in a Participant's Contribution Ratio pursuant to Paragraph (1) shall be regarded as an excess Matching Contribution. The Trustee shall distribute any vested excess Matching Contribution, together with all income allocable thereto, to the Participant to whose Matching Account it was allocated within one year after the end of the Plan Year for which the Matching Contribution was made. In the case of a family group treated as one Highly Compensated Participant pursuant to Paragraph 2.01(s)(3) , the Trustee shall allocate the excess Matching Contributions of the family group among the family members in proportion to the Matching Contributions of each family member, and distribute any vested excess Matching Contribution, together with all income allocable thereto, in accordance with the preceding sentence. For purposes of this paragraph, the income allocable to a Participant Is excess Matching Contributions shall be equal to the income allocable to the Participant's Matching Account for the Plan Year [determined in accordance with Section 6.04] multiplied by the ratio of the Participant's excess Matching Contributions for the Plan Year to the sum of the balance of the Matching Account at the beginning of the Plan Year and all Matching Contributions for the Plan Year.

10.     Effective March 1, 1989, section 4.07 is amended to read as follows:

        Section 4.07. Bonus Contributions. For each Plan Year, the Employer may
                      -------------------
contribute to the Plan a Bonus Contribution in cash, Company stock, or a combination of cash and Company Stock, in an amount, if any, determined by the Board of Directors; provided that the amount of the Bonus Contribution shall not exceed the amount allowable as a deduction from the Employer's income for federal tax purposes. A Bonus Contribution for a Plan Year shall be paid to the Trustee no later than the tax return due date for the Employer's tax year ending with or during the Plan Year. A Bonus Contribution shall be allocated as of the last day of the Plan Year to the Bonus Accounts of Participants in proportion to their Years of Vesting Service.

        Notwithstanding the foregoing provisions of this Section, the Employer shall not make a Bonus Contribution to the extent that it would cause the limitations of Article XII 'to be exceeded with respect to a Participant for a Plan Year. Effective for Plan Years beginning after February 29, 1992, contributions will not be made pursuant to this Section.

        11. Effective March 1, 1989, Article XVI is amended to read as follows:

                Except as otherwise provided, all amendments reflected in this restatement are effective March 1, 1989. Because of certain earlier amendments required by the Tax Reform Act of 1986 and other federal law, Sections 8.11 (diversification), 8.12 (put option), 4.05 (limitation on Matching Contributions) and Subsection 2.01(e) (definition of "Annual Addition") are effective March 1, 1987. Section 8.19 (direct transfers of distributions) is effective January 1, 1993@.

        Shepard Poorman Communications Corporation has caused this Fourth Amendment to Shepard Poorman Communications Corporation Employee Stock Ownership Plan to be signed by its duly authorized officer this ______ day of __________________, 1995.

                         SHEPARD POORMAN COMMUNICATIONS CORPORATION


                    By: ___________________________________________

                    Printed: ______________________________________

                    Title: ________________________________________
 ATTEST:

By: _________________________________


Printed: ____________________________


Title: ______________________________

                               FIFTH AMENDMENT TO
                   SHEPARD POORMAN COMMUNICATIONS CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN
                         -----------------------------

  This Fifth Amendment to the Shepard Poorman Communications Corporation Employee Stock Ownership Plan (the "Plan") is adopted by Shepard Poorman Communications Corporation (the "Company").

                                   BACKGROUND
                                   ----------

     A. Effective March 1, 1987, the Company adopted the Plan.

     B. Effective March 1, 1992, the Plan was restated in its entirety.

     C. The Plan was subsequently amended by the First, Second, Third and Fourth Amendments.

     D. The Company now wishes to amend the Plan further:

                                   AMENDMENT
                                   ---------

     The Plan is hereby amended as follows:

     1. Effective March 1, 1994, Section 12.04 of the Plan is amended in its entirety to read as follows:

        Section 12.04.  Adjustments to Allocation of Contributions.  If a
                        ------------------------------------------
     Participant's Annual Addition would exceed the limitations of this Article for a Plan Year as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Taxable Compensation, a reasonable error in determining the amount of Salary Reduction Contributions that may be made within the limitations of this Article, or under other circumstances that the Commissioner of Internal Revenue finds justify adjustment, then the Participant's Annual Addition shall be adjusted as follows:

             (a) With respect to Participants who Separate from Service during the Plan Year, Salary Reduction Contributions shall be distributed to those Participants on whose behalf they were made pursuant to section 1.415-6(b)(6)(iv) of the federal income tax regulations to the extent necessary to reduce the excess contributions. Any remaining excess with respect to Participants who have Separated from Service shall be reallocated to remaining Participants covered by the Plan at the end of the Plan Year, to the extent permitted by Section 12.02. After the application of the preceding sentence, any remaining excess with respect to Participants who have Separated from Service shall be held unallocated in a suspense account and allocated in succeeding Plan Years, in order of time, to Participants covered by the Plan at the end of the Plan Year, to the extent permitted by Section 12.02, until the excess is exhausted.

             (b) Except as provided in Subsection (a), excess amounts in a Participant's Accounts shall be held unallocated in a suspense account and allocated in succeeding Plan Years to the Participant, in order of time, provided he is covered by the Plan at the end of the Plan Year, to the extent permitted by Section 12.02, until the excess is exhausted. If a suspense account is in existence pursuant to this Subsection at any time during a Plan Year, other than the Plan Year in which the excess contribution is made, all amounts in the suspense account must be allocated and reallocated to a Participant's Accounts, to the extent permitted by
     Section 12.02, before any contribution that would constitute an Annual Addition may be made on behalf of the Participant for that Plan Year. If the Participant is, not covered by the Plan at the end of the Plan Year, the excess amounts remaining in the suspense account shall be allocated in that Plan Year and in succeeding Plan Years, in order of time, to Participants who are covered by the Plan at the end of the Plan Year, to the extent permitted by Section 12.02, until the excess is exhausted.

Shepard Poorman Communications Corporation has caused this Fifth Amendment to Shepard Poorman Communications Corporation Employee Stock Ownership Plan to be signed by its duly authorized officer this ______ day of _________________, 1995.


                         SHEPARD POORMAN COMMUNICATIONS CORPORATION


                    By: ___________________________________________

                    Printed: ______________________________________

                    Title: ________________________________________
 ATTEST:

By: _____________________________________


Printed: ________________________________


Title: __________________________________

                                   AMENDMENT
                                     TO THE
                   SHEPARD POORMAN COMMUNICATIONS CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN


     WHEREAS, effective March 1, 1987, Shepard Poorman Communications Corporation (the "Company") adopted the Shepard Poorman Communications Corporation Employee Stock Ownership Plan (the "Plan");

     WHEREAS, effective March 1, 1992, the Plan was amended and restated and has been subsequently amended;

     WHEREAS, Plan Section 13.01 provides for the amendment of the Plan by the Company; and

     WHEREAS, the Company desires to amend the Plan.

     NOW THEREFORE, in consideration of these premises, the Plan is amended as follows effective April 1, 1997, unless otherwise provided:

     1. The Name of the Plan is changed to the "Shepard Poorman Communications Corporation Stock Bonus Plan".

     2. Plan Section 1.01 is deleted entirely and new Plan Section 1.01 is added to read as follows:

                Section 1.01.  Designation and Purpose.  This Plan is a
                ------------   -----------------------
         continuation and complete restatement of the Shepard Poorman Communications Corporation Employee Stock Ownership Plan, originally effective March 1, 1987. Except as otherwise specifically provided in the Plan, the effective date of this Plan is March 1, 1992. The purposes of the Plan are to assist Employees of the Employer in the accumulation of funds for retirement and to enhance the interest of Employees in the efficient and successful operation of the Employer. The Plan is intended to qualify as a stock bonus plan under the provisions of Code Section 401(a) and 409.

     3. Plan Section 2.01(b) is deleted entirely and new Plan Section 2.01(b) is added to read as follows:

                (b) "Acquisition Loan".  Reserved.

     4.  Plan Section 2.01(e) is deleted entirely and the following new Plan
Section 2.01(e) is added to read as follows:

                (e) "Annual Addition" means, with respect to a Participant for a Plan Year, the sum of the contributions and forfeitures allocated to a Participant's Accounts for a Plan year under the Plan and any other defined contribution plan of the Employer (other than rollover contributions); amounts allocated after March 31, 1984, to an individual medical account as defined in Code paragraph 415(l)(2) which is part of a pension or annuity plan maintained by the Employer; and amounts derived from contributions paid or accrued after March 31, 1984, which were attributable to post-retirement medical benefits, allocated to the separate account of a Key Employee under a welfare benefit fund, as defined in Code subsection 419(e), maintained by the Employer.

     5. Plan Section 2.01(q) is deleted entirely and new Plan Section 2.01(q) is added to read as follows:

                (q) "Company Stock Suspense Account".  Reserved.

     6. Plan Section 2.01(x) is deleted entirely and new Plan Section 2.01(x) is added to read as follows:

                (x) "Effective Date" means March 1, 1992, unless otherwise provided specifically in the Plan.

     7. Plan Section 2.01(ee) is deleted entirely and new Plan Section 2.01(ee) is added to read as follows:

                (ee) "ESOP Funds".  Reserved.

     8. Plan Section 2.01(ff) is deleted entirely and new Plan Section 2.01(ff) is added to read as follows:

                (ff) "Fund" means any of the Funds in which Plan Accounts are invested.

     9. Plan Section 2.01(kk) is deleted entirely and new Plan Section 2.01(kk) is added to read as follows:

                (kk)  "Leveraged Shares".  Reserved.

     10. Plan Section 2.01(nn) is deleted entirely and new Plan Section 2.01(nn) is added to read as follows:

                (nn) "Non-ESOP Funds".  Reserved.

     11. Plan Section 2.02(a) is deleted entirely and new Plan Section 2.02(a) is added to read as follows:

                (a) In resolving any conflict between provisions of the Plan and in resolving any other uncertainty as to the meaning or intention of any provision of the Plan, the interpretation that shall prevail is the interpretation that (1) causes the Plan to constitute a qualified plan under the provisions of Code section 401, with the contributions of the Employer to the Trust as items deductible by the Employer from net income for federal income tax purposes, (2) causes the Plan to contain a qualified cash or deferred arrangement described in Code subsection 410(k), and (3) causes the Plan to comply with all applicable requirements of ERISA.

     12. New Plan Section 3.05 is added to read as follows:

                Section 3.05. Cessation of Future Participation.
                ------------  ---------------------------------
         Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall become a Participant after March 31, 1997.

     13. New Plan Section 4.11 is added to read as follows:

                Section 4.11.  Cessation of Contributions and Accruals.
                ------------   ---------------------------------------
         Notwithstanding any provision of the Plan to the contrary, no contributions shall be made to the Plan for any period after March 31, 1997, and no Participant shall accrue any benefit for any period after March 31, 1997. Plan contributions and accruals shall be permanently frozen on and after April 1, 1997.

     14. Plan Section 5.01 is deleted entirely and new Plan Section 5.01 is added to read as follows:

                Section 5.01.  Participants' Accounts. The Committee shall
                ------------   ----------------------
         create and maintain adequate records to disclose the interest in the Plan of each Participant and Beneficiary. Records shall be in the form of individual bookkeeping accounts, and credits and charges shall be made to those accounts pursuant to Article IV and Article VI. Each Participant shall have a separate Salary Reduction Account, Matching Account, Basic Account, and Bonus Account. Each Eligible Employee who makes a Rollover Contribution shall also have a separate Rollover Account. The maintenance of individual Accounts is for accounting purposes only, and a segregation of Trust Assets to each Account shall not be required. The Committee shall also maintain records to indicate the amount of each Participant's Accounts invested in Company Stock.

     15. Plan Section 5.02 is deleted entirely and new Plan Section 5.02 is added to read as follows:

                Section 5.02.  Investment of Salary Reduction Accounts and
                ------------   -------------------------------------------
         Rollover Accounts.
         -----------------

                (a) The Trust Assets attributable to Salary Reduction Accounts and Rollover Accounts shall be invested in the Funds that the Company may designate from time to time by written addendum to this Plan. The respective assets of each Fund will be accounted for separately from those of each other Fund and will be invested in the manner prescribed in the addendum. The Trustee's discretion in investing the assets of the Funds will be subject only to the foregoing provisions of this Subsection, the Trust Agreement, and ERISA. The Trustee may invest the assets of any Fund and commingle funds to the extent that the investment is consistent with the purposes of the Fund. The adoption of an addendum establishing Fund will be an amendment of the Plan.

                (b) Subject to any rules the Committee may reasonably establish, a Participant's Salary Reduction Account and Rollover Account will be invested in any combination of the Funds according to his written designation. If the Participant does not designate a particular a Fund, contributions will be invested in the Fund designated by addendum to Plan as the Fund to receive such allocations.

                (c) To extent permitted by the Committee, a Participant may cause a transfer of all or a part of his Accounts invested in a Fund to be transferred to another Fund. A Participant who desires such a transfer shall execute a written form provided by the Committee and shall file it with the Committee within the time limits specified by the Committee. Every transfer election shall be irrevocable and shall specify the Fund from which the transfer is to be made and the Fund to which the transfer is to be made.

     16. Plan Section 5.03 is deleted entirely and the following new Plan
Section 5.02 is added to read as follows:

                Section 5.03.  Investment of Matching Accounts, Basic Accounts
                ------------   -----------------------------------------------
         and Bonus Accounts.
         ------------------

                (a) The Trust Assets attributable to Matching Accounts, Basic Accounts and Bonus Accounts shall be invested in the Funds that the Company may designate from time to time by written addendum to this Plan. The respective assets of each Fund will be accounted for separately from those of each other Fund and will be invested in the manner prescribed in the addendum. The Trustee's discretion in investing the assets of the Funds will be subject only to the foregoing provisions of this Subsection, the Trust Agreement, and ERISA. The Trustee may invest the assets of any Fund and commingle funds to the extent that the investment is consistent with the purposes of the Fund. The adoption of an addendum establishing Fund will be an amendment of the Plan.

                (b) Subject to any rules the Committee may reasonably establish, a Participant's Matching Accounts, Basic Accounts and Bonus Accounts will be invested in any combination of the Funds according to his written designation. If the Participant does not designate a particular a Fund, contributions will be invested in the Fund designated by addendum to Plan as the Fund to receive such allocations.

                (c) To extent permitted by the Committee, a Participant may cause a transfer of all or a part of his Accounts invested in a Fund to be transferred to another Fund. A Participant who desires such a transfer shall execute a written form provided by the Committee and shall file it with the Committee within the time limits specified by the Committee. Every transfer election shall be irrevocable and shall specify the Fund from which the transfer is to be made and the Fund to which the transfer is to be made.

     17. Plan Section 5.05 is deleted in its entirety and new Section 5.05 is added to read as follows:

                5.05.  Acquisition Loans. Reserved.
                ----   -----------------

     18. Plan Section 5.06 is deleted in its entirety and new Section 5.06 is added to read as follows:

                5.06.  Sale of Company Stock under Section 1042. Reserved.
                ----   ----------------------------------------

     19. Plan Section 6.05 is deleted in its entirety and new Section 6.05 is added to read as follows:

                6.05.  Allocation of Dividends on Company Stock.  Dividends paid
                ----   ----------------------------------------
         during a Plan Year on Company Stock allocated to an Account (whether cash or stock dividends) shall be allocated to that Account as of the date of payment.

     20. Plan Section 6.06 is deleted in its entirety and new Section 6.06 is added to read as follows:

                6.06.  Leveraged Shares.  Reserved.
                ----   ----------------

     21. Plan Section 6.07 is deleted in its entirety and new Section 6.07 is added to read as follows:

                6.07.  Allocation of Leveraged Shares to Participant's Accounts.
                ----   --------------------------------------------------------
         Reserved.

     22. Plan Section 8.01(a) is deleted in its entirety and new Section 8.01(a) is added to read as follows:

                (a) A Participant's Accounts shall be distributed in the form of cash or Company Stock, as elected by the Participant or Beneficiary, except that the value of any fractional shares of Company Stock shall be distributed as cash. Any distribution of Company Stock shall comply with federal and state securities laws.

     23. Plan Section 8.01(b) is deleted in its entirety and new Section 8.01(b) is added to read as follows:

                (b) Reserved.

     24. Plan Section 8.02(a) is deleted entirely and new Plan Section 8.02(a) is added to read as follows:

                (a) A Participant's Accounts invested in Company Stock shall be distributed in a lump sum or in equal installments extending over a period not exceeding the maximum period permitted by Section 8.10, as elected by the Participant. Distribution shall be made as soon as administratively feasible after the Participant Separates from Service.

     25. Plan Section 8.02(b) is deleted entirely and new Plan Section 8.02(b) is added to read as follows:

                (b) A Participant's Accounts not invested in Company Stock shall be distributed in a lump sum or in equal installments extending over a period not exceeding the maximum period permitted by Section 8.10, as elected by the Participant. Distribution shall be made as soon as administratively feasible after the Participant Separates from Service.

     26. Plan Section 8.03(c)(1) is deleted entirely and new Plan Section 8.01(c)(1) is added to read as follows:

                (1) A Participant's Accounts invested in Company Stock shall be distributed in a lump sum or in equal annual installments extending over a period not exceeding the maximum period permitted by Section 8.10, as elected by the Participant. Distribution shall be made as soon as administratively feasible after the Committee receives the Participant's written election.

     27. Plan Section 8.03(c)(2) is deleted entirely and new Plan Section 8.01(c)(2) is added to read as follows:

                (2) A Participant's Accounts not invested in Company Stock shall be distributed in a lump sum or in equal annual installments extending over a period not exceeding the maximum period permitted by Section 8.10, as elected by the Participant. Distribution shall be made as soon as administratively feasible after the Committee receives the Participant's written election.

     28. Plan Section 8.04(c)(1) is deleted entirely and new Plan Section 8.01(c)(1) is added to read as follows:

                (1) A Participant's Accounts invested in Company Stock shall be distributed in a lump sum or in equal annual installments extending over a period not exceeding the maximum period permitted by Section 8.10, as elected by the Participant. Distribution shall be made as soon as administratively feasible after the Committee receives the Participant's written election.

     29. Plan Section 8.04(c)(2) is deleted entirely and new Plan Section 8.01(c)(2) is added to read as follows:

                (2) A Participant's Accounts not invested in Company Stock shall be distributed in a lump sum or in equal annual installments extending over a period not exceeding the maximum period permitted by Section 8.10, as elected by the Participant. Distribution shall be made as soon as administratively feasible after the Committee receives the Participant's written election.

     30. Plan Section 8.07 is deleted entirely and new Plan Section 8.07 is added to read as follows:

                Section 8.07.  Permitted Withdrawals from Matching, Basic,
                ------------   -------------------------------------------
         Bonus and Rollover Accounts. A Participant may withdraw assets in
         ---------------------------
         his Matching, Basic, Bonus and Rollover Accounts only as provided in
         Section 8.08 with respect to permitted withdrawals from Salary Reduction Accounts.

     31. New Plan Section 8.09(j) is added to read as follows:

                (j) Notwithstanding any provision of the Plan to the contrary, a Participant may not obtain a loan from the Plan after March 31, 1997. A Participant who obtained a loan from the Plan prior to April 1, 1997, shall repay the outstanding balance of any such loan according to the provisions of this Section 8.09 and the written guidelines established by the Committee.

     32. Plan Section 8.10(a) is deleted entirely and new Plan Section 8.10(a) is added to read as follows:

                (a) Subject to the provisions of Section 8.17, distribution of a Participant's Accounts must begin not later than one year after the close of the Plan Year:

                         (1) in which the Participant Separates from Service by
                reason of attainment of age 65, disability, or death; or

                         (2) that is the 5th Plan Year following the Plan Year
                in which the Participant Separates from Service for a reason not listed in paragraph (1), except that this Paragraph shall not apply if the Participant is reemployed by the Employer before the 5th Plan Year.

     33. Plan Section 8.13 is deleted entirely and new Plan Section 8.13 is added to read as follows:

                Section 8.13.  Voting With Respect to Company Stock.  The
                ------------   ------------------------------------
         Trustee shall vote all Company Stock held by it as part of the Plan assets at such time and in such manner as the Administrator shall direct. Provided, however, that if any agreement entered into by the Trustee, upon the direction of the Administrator, provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Administrator fails or refuses to give the Trustee timely instructions as to how to vote any Company Stock held by the Trustee and which the Administrator otherwise has the right to vote, the Trustee shall not vote such Company Stock and shall consider the Administrator's failure or refusal to give timely instructions as an exercise of the Administrator's rights and a directive to the Trustee not to vote said Company Stock. The Trustee shall not vote Company Stock when a Participant or Beneficiary, pursuant to this Section, fails to exercise a right to vote Company Stock.

             Notwithstanding the foregoing, if the Employer has a registration-type class of securities, each Participant or Beneficiary shall be entitled, in lieu of the Administrator, to direct the Trustee as to the manner in which the Company Stock allocated to the Account of such Participant or Beneficiary is to be voted. If the Employer does not have the registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled, in lieu of the Administrator, to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term "registration-type class of securities" means
         (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

             The Trustee shall notify each Participant or Beneficiary of each tender or exchange offer and utilize its best efforts to distribute or cause to be distributed to such Participant or Beneficiary in a timely manner all information received by the Trustee as a recordholder of shares of Company Stock in connection with any such tender or exchange offer. Each Participant or Beneficiary shall have the right from time to time with respect to the shares of Company stock allocated to his Account, to instruct the Trustee in writing as to the manner in which to response to any tender or exchange offer which shall be pending or which may be made in the future for all shares of

         Company Stock or any portion thereof. A Participant's or Beneficiary's instructions shall remain in force until superseded in writing by the Participant or Beneficiary. The Trustee shall tender or exchange such shares of Company Stock as and to the extent so instructed. Unless and until shares of Company Stock are tendered or exchanged, the individual instructions received by the Trustee from Participant or Beneficiaries shall be held in strict confidence by the Trustee and shall not be divulged or released to any person, including, but not limited to officers or Employees or the Employer, or of any other related Employer; provided, however, that the Trustee shall advise the Employer, at any time upon request, of the total number of shares not subject to instructions to tender or exchange. The Trustee shall not make recommendations to Participants or Beneficiaries on whether to instruct the Trustee to tender or exchange.

             The Trustee shall not vote, sell, convey or transfer any allocated shares of Company Stock for which no directions are timely received from Participants or Beneficiaries pursuant to the immediately preceding paragraph.

     34. Plan Section 13.06 is deleted in its entirety and new Section 13.06 is added to read as follows:

                13.06.  Payment of Benefits Upon Termination.  Upon
                -----   ------------------------------------
         termination of the Plan, the Trust shall continue in existence for the purpose of administering the Trust Assets and the payment in full of all benefits pursuant to the provisions of Article VIII as Participants become entitled to payments thereunder as if the Plan were ongoing.

     35. The Addendum to Article V of the Plan is amended to read as follows:

                Pursuant to Sections 5.02 and 5.03 of the Plan, Salary Reduction, Rollover, Matching, Basic and Bonus Accounts shall be invested in the following Funds:

         FIDELITY MAGELLAN FUND - Fidelity Magellan Fund seeks capital appreciation. It invests primarily in common stocks and convertible securities, with up to 20% of its assets invested in debt securities of all types and qualities. It features domestic corporations operating primarily in the United States, domestic corporations that have significant activities and interests outside the U.S., and foreign companies. No limitations are placed on total foreign investment, but no more than 40% of its assets will be invested in companies operating exclusively in one foreign country. The Fund may be appropriate for investors seeking long-term growth who do not require a steady flow of income.

         BERGER 100 FUND - Berger 100 Fund seeks long-term capital appreciation and income is incidental. It invest primarily in common stocks of established companies. It may also purchase other types of securities, such as convertibles, government issues, senior debt, and preferred stocks. The Fund may purchase put and call options on stock indices with up to 1% of Fund assets. Foreign issues may be purchased by the Fund without a specified limit. The Fund may invest in zero coupon bonds and "strips." The Fund may be appropriate for investors seeking long-term capital appreciation who are comfortable assuming the risks and volatility of an aggressive growth fund, and do not require a steady flow of income. It may be best viewed as a long-term investment, because the return may be volatile over the short term.

         OPPENHEIMER MAIN STREET INCOME AND GROWTH FUND CLASS A -Oppenheimer Main Street Income and Growth Fund Class A seeks total return. It invests in income-producing common stocks, preferred stocks, convertible securities, bonds, debentures, and notes. The percentage of the Fund's portfolio invested in the different types of permitted investments and the maturities of debt instruments vary from time to time. The Fund may purchase convertible securities rated as low as D. The Fund may be appropriate or investors seeking appreciation and quarterly dividends. It may be best viewed as a long-term investment, because the return may be volatile over a short-term period. Coupling this growth potential with income investing, the Fund offers investors participation in rising markets and valuable downside protection.

         STRONG GOVERNMENT SECURITIES FUND - Strong Government Securities Fund seeks current income with capital appreciation as a secondary objective. The Fund normally invests at least 80% of its assets in government securities. The balance of assets may be invested in other investment-grade fixed-income securities. The Fund may engage in hedging activities through the use of futures and options contracts. It expects a relatively high turnover rate, but intends to limit turnover so that realized gains on securities held for less than three months do not exceed 30% of its gross income. The average-weighted portfolio maturity varies in response to changing interest rates. The Fund may be appropriate for investors seeking a higher level of income and who are willing to accept a higher degree of interest rate risk.

         SPARTAN MONEY MARKET FUND - Spartan Money Market Fund invests in U.S. Government obligations, certificates of deposit, banker acceptance, commercial paper, and repurchase agreements.

         COMPANY STOCK FUND - The Company Stock fund contains Mail-Well, Inc. common stock and cash.

              Pursuant to Subsections 5.02(b) and 5.03(b), the Spartan Money Market Fund is designated as the Fund in which accounts will be invested in the absence of Participant direction.

     This Plan amendment and the related consent of the Trustee may be executed in any number of counterparts, each of which shall be considered an original.

     IN WITNESS WHEREOF, the Company has executed this Amendment to the Plan on this ______ day of ______________ 1997, to be effective as provided herein.

                    SHEPARD POORMAN COMMUNICATIONS CORPORATION:

                    By:_________________________________________________________

                    Title:______________________________________________________

                              CONSENT OF TRUSTEE

     Peoples Bank and Trust Company hereby consents to the foregoing amendment to the Shepard Poorman Communications Corporation Employee Stock Ownership Plan.

                    PEOPLES BANK AND TRUST COMPANY

                    By:_________________________________________________________

                    Title:______________________________________________________

                    Date:_______________________________________________________